STRATEGIC ALLIANCE



                               ALLIANCE AGREEMENT

                                   dated as of
                                  June 2, 1995

                                     between

                            FREIGHTLINER CORPORATION
                             a Delaware corporation

                                       and

                            OSHKOSH TRUCK CORPORATION
                             a Wisconsin corporation

                               ALLIANCE AGREEMENT

   ARTICLE I

                               CERTAIN DEFINITIONS

   ARTICLE II

                         PURCHASE AND SALE OF SECURITIES

        SECTION 2.1  Purchase of Securities  . . . . . . . . . . . . . .    8
        SECTION 2.2  Purchase Price for Securities . . . . . . . . . . .    8
        SECTION 2.3  Deliveries at the Closing . . . . . . . . . . . . .    8

   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF OSHKOSH

        SECTION 3.1    Organization and Qualification; Subsidiaries  . .    9
        SECTION 3.2    Articles of Incorporation and By-Laws . . . . . .   10
        SECTION 3.3    Capitalization  . . . . . . . . . . . . . . . . .   10
        SECTION 3.4    Authority Relative to this Alliance Agreement,
             etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
        SECTION 3.5    Issuance of Securities  . . . . . . . . . . . . .   11
        SECTION 3.6    No Conflicts  . . . . . . . . . . . . . . . . . .   11
        SECTION 3.7    Governmental Consents, etc. . . . . . . . . . . .   11
        SECTION 3.8    Compliance  . . . . . . . . . . . . . . . . . . .   12
        SECTION 3.9    Reports . . . . . . . . . . . . . . . . . . . . .   12
        SECTION 3.10  Absence of Certain Changes or Events . . . . . . .   13
        SECTION 3.11  Absence of Litigation  . . . . . . . . . . . . . .   13
        SECTION 3.12  Employee Benefit Plans . . . . . . . . . . . . . .   13
        SECTION 3.13  Title to Properties; Encumbrances  . . . . . . . .   14
        SECTION 3.14  Certain Contracts  . . . . . . . . . . . . . . . .   14
        SECTION 3.15  Intellectual Property, etc.  . . . . . . . . . . . . 15
        SECTION 3.16  Taxes  . . . . . . . . . . . . . . . . . . . . . .   16
        SECTION 3.17  Environmental Matters  . . . . . . . . . . . . . .   16
        SECTION 3.18  Undisclosed Liabilities  . . . . . . . . . . . . .   18
        SECTION 3.19  Contracts with Affiliates; Contracts with Respect
             to Shares . . . . . . . . . . . . . . . . . . . . . . . . .   18
        SECTION 3.20  Disclosure . . . . . . . . . . . . . . . . . . . .   18
        SECTION 3.21  Brokers  . . . . . . . . . . . . . . . . . . . . .   19

   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                 OF FREIGHTLINER

        SECTION 4.1  Corporate Organization  . . . . . . . . . . . . . .   19
        SECTION 4.2  Authority Relative to This Alliance Agreement . . .   19
        SECTION 4.3  No Conflicts  . . . . . . . . . . . . . . . . . . .   19
        SECTION 4.4  Governmental Consents, etc. . . . . . . . . . . . .   20
        SECTION 4.5  Brokers . . . . . . . . . . . . . . . . . . . . . .   20
        SECTION 4.6  Investment  . . . . . . . . . . . . . . . . . . . .   20
        SECTION 4.7  Disclosure  . . . . . . . . . . . . . . . . . . . .   20

   ARTICLE V

                            CONDITIONS TO THE CLOSING

        SECTION 5.1  Conditions to Obligations of Freightliner and
             Oshkosh . . . . . . . . . . . . . . . . . . . . . . . . . .   21
        SECTION 5.2  Conditions to Obligations of Freightliner to Effect
             the Closing . . . . . . . . . . . . . . . . . . . . . . . .   21
        SECTION 5.3  Conditions to Obligations of Oshkosh to Effect the
             Closing . . . . . . . . . . . . . . . . . . . . . . . . . .   22

   ARTICLE VI

                              INVESTMENT COVENANTS

        SECTION 6.1    Interim Conduct of the Business of the Company  .   23
        SECTION 6.2    Reservation of Shares . . . . . . . . . . . . . .   24
        SECTION 6.3    Preemptive Rights . . . . . . . . . . . . . . . .   24
        SECTION 6.4    Board of Directors  . . . . . . . . . . . . . . .   24
        SECTION 6.5    Standstill Restrictions . . . . . . . . . . . . .   25
        SECTION 6.6    Restrictions on Transfers of Voting Stock . . . .   26
        SECTION 6.7    Rights of First Refusal; Restrictions on
                       Transfer  . . . . . . . . . . . . . . . . . . . .   26
        SECTION 6.8    Registration Rights . . . . . . . . . . . . . . .   28
        SECTION 6.9    Consents  . . . . . . . . . . . . . . . . . . . .   28
        SECTION 6.10  Certain Filings  . . . . . . . . . . . . . . . . .   29
        SECTION 6.11  Notices of Certain Events  . . . . . . . . . . . .   29
        SECTION 6.12  Further Assurances . . . . . . . . . . . . . . . .   29
        SECTION 6.13  Public Announcements . . . . . . . . . . . . . . .   30
        SECTION 6.14  Other Offers . . . . . . . . . . . . . . . . . . .   30

   ARTICLE VII

                               ALLIANCE COVENANTS

        SECTION 7.1    Purpose . . . . . . . . . . . . . . . . . . . . .   30
        SECTION 7.2    Non-Commercial DOD Business . . . . . . . . . . .   31
        SECTION 7.3    Front Discharge Concrete Truck  . . . . . . . . .   32
        SECTION 7.4    Oshkosh Refuse Products . . . . . . . . . . . . .   32
        SECTION 7.5    On/Off Highway Haulers (F and J Series) . . . . .   33
        SECTION 7.6    Integrated Rear Discharge Concrete Truck Mixer  .   33
        SECTION 7.7    Twin Steer Trucks . . . . . . . . . . . . . . . .   34
        SECTION 7.8    All Wheel Drive Trucks  . . . . . . . . . . . . .   34
        SECTION 7.9    Oshkosh Snow Removal and ARFF Trucks  . . . . . .   34
        SECTION 7.10  Unimog . . . . . . . . . . . . . . . . . . . . . .   35
        SECTION 7.11  Components . . . . . . . . . . . . . . . . . . . .   35
        SECTION 7.12  Sourcing Coordination  . . . . . . . . . . . . . .   36
        SECTION 7.13  Protection of Intellectual Property Interests  . .   36
        SECTION 7.14  Pricing  . . . . . . . . . . . . . . . . . . . . .   36
        SECTION 7.15  Systems Integration  . . . . . . . . . . . . . . .   36
        SECTION 7.16  Sales and Parts Distribution Transition  . . . . .   36
        SECTION 7.17  Continuity of Sourcing . . . . . . . . . . . . . .   37

   ARTICLE VIII

                     ORGANIZATION AND MANAGEMENT OF ALLIANCE

        SECTION 8.1  Executive Advisory Board  . . . . . . . . . . . . .   37
        SECTION 8.2  Functional and Ad-Hoc Committees  . . . . . . . . .   40
        SECTION 8.3  Seconded Representatives  . . . . . . . . . . . . .   41
        SECTION 8.4  Consultation Procedures . . . . . . . . . . . . . .   41
        SECTION 8.5  Dispute Resolution; Deadlock  . . . . . . . . . . .   42
        SECTION 8.6  Annual Review of Alliance . . . . . . . . . . . . .   42

   ARTICLE IX

                                   TERMINATION

        SECTION 9.1  Pre-Closing Termination . . . . . . . . . . . . . .   43
        SECTION 9.2  Post-Closing Termination  . . . . . . . . . . . . .   44
        SECTION 9.3  Effect of Termination . . . . . . . . . . . . . . .   44

   ARTICLE X

                                 INDEMNIFICATION

        SECTION 10.1  Survival . . . . . . . . . . . . . . . . . . . . .   44
        SECTION 10.2  Indemnification  . . . . . . . . . . . . . . . . .   44
        SECTION 10.3  Procedures . . . . . . . . . . . . . . . . . . . .   45

   ARTICLE XI

                                  MISCELLANEOUS

        SECTION 11.1    Amendments; No Waivers . . . . . . . . . . . . .   45
        SECTION 11.2    Entire Agreement; Assignment . . . . . . . . . .   46
        SECTION 11.3    Validity . . . . . . . . . . . . . . . . . . . .   46
        SECTION 11.4    Notices  . . . . . . . . . . . . . . . . . . . .   46
        SECTION 11.5    Governing Law  . . . . . . . . . . . . . . . . .   48
        SECTION 11.6    Descriptive Headings . . . . . . . . . . . . . .   48
        SECTION 11.7    Parties in Interest  . . . . . . . . . . . . . .   48
        SECTION 11.8    Counterparts . . . . . . . . . . . . . . . . . .   48
        SECTION 11.9    Equitable Relief . . . . . . . . . . . . . . . .   48
        SECTION 11.10  Expenses  . . . . . . . . . . . . . . . . . . . .   48

   ANNEX A

                          SERIES A WARRANT TO PURCHASE
                         SHARES OF CLASS B COMMON STOCK
                                       of
                            OSHKOSH TRUCK CORPORATION

        1.   Term of Warrant . . . . . . . . . . . . . . . . . . . . . .  A-2
        2.   Exercise of Warrant . . . . . . . . . . . . . . . . . . . .  A-2
             2.1  Method . . . . . . . . . . . . . . . . . . . . . . . .  A-2
             2.2  Effect . . . . . . . . . . . . . . . . . . . . . . . .  A-2
             2.3  Holder Not a Shareholder . . . . . . . . . . . . . . .  A-3
             2.4  No Fractional Shares or Scrip  . . . . . . . . . . . .  A-3
        3.   Registered Warrants . . . . . . . . . . . . . . . . . . . .  A-3
             3.1  Series . . . . . . . . . . . . . . . . . . . . . . . .  A-3
             3.2  Record Ownership . . . . . . . . . . . . . . . . . . .  A-3
             3.3  Registration of Transfer . . . . . . . . . . . . . . .  A-3
             3.4  Worn and Lost Warrants . . . . . . . . . . . . . . . .  A-4
             3.5  Restrictions on Transfer . . . . . . . . . . . . . . .  A-4
             3.6  Warrant Agent  . . . . . . . . . . . . . . . . . . . .  A-4
        4.   Reservation of Stock  . . . . . . . . . . . . . . . . . . .  A-4
        5.   Effects of Certain Events . . . . . . . . . . . . . . . . .  A-5
             5.1  Class B Common Stock Dividends, Subdivisions or
                  Combinations . . . . . . . . . . . . . . . . . . . . .  A-5
             5.2  Distributions of Assets or Securities Other Than Class
                  B Common Stock . . . . . . . . . . . . . . . . . . . .  A-5
             5.3  Below Market Distributions or Issuances  . . . . . . .  A-5
             5.4  Repurchases  . . . . . . . . . . . . . . . . . . . . .  A-6
             5.5  Fractional Shares  . . . . . . . . . . . . . . . . . .  A-7
        6.   Certain Reorganizations . . . . . . . . . . . . . . . . . .  A-7
        7.   No Impairment . . . . . . . . . . . . . . . . . . . . . . .  A-7
        8.   Calculation of Adjustments  . . . . . . . . . . . . . . . .  A-7
        9.   Certificate as to Adjustments . . . . . . . . . . . . . . .  A-8
        10.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . .  A-8
             10.1 Dilutive Events  . . . . . . . . . . . . . . . . . . .  A-8
             10.2 Dissolution; Liquidation . . . . . . . . . . . . . . .  A-8
             10.3 Repurchase Programs  . . . . . . . . . . . . . . . . .  A-9
        11.  Amendments  . . . . . . . . . . . . . . . . . . . . . . . .  A-9
        12.  Additional Definition . . . . . . . . . . . . . . . . . . .  A-9
        13.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . .  A-9
        14.  Time  . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-9
        15.  Rules of Construction . . . . . . . . . . . . . . . . . . .  A-9
        16.  Governing Law . . . . . . . . . . . . . . . . . . . . . . .  A-9

                              ASSIGNMENT OF WARRANT  . . . . . . . . . . A-10

                               NOTICE OF EXERCISE  . . . . . . . . . . . A-11

   ANNEX B . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  B-1

   ANNEX C

                               REGISTRATION RIGHTS

        SECTION 1.     Demand Registration . . . . . . . . . . . . . . .  C-1
        SECTION 2.     Piggyback Registration  . . . . . . . . . . . . .  C-3
        SECTION 3.     Incidental Obligations  . . . . . . . . . . . . .  C-4
        SECTION 4.     Registration Expenses . . . . . . . . . . . . . .  C-4
        SECTION 5.     Indemnification, Contribution,
                    Underwriting Agreement . . . . . . . . . . . . . . .  C-5
        SECTION 6.     Transferability . . . . . . . . . . . . . . . . .  C-5

                             INDEX OF DEFINED TERMS



   Ad-Hoc Committees . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
   Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
   Alliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
   Alliance Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . .  1
   Alliance Period . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
   Asset Purchase Agreement  . . . . . . . . . . . . . . . . . . . . . . .  2
   Audited Financial Statements  . . . . . . . . . . . . . . . . . . . . . 13
   beneficial ownership  . . . . . . . . . . . . . . . . . . . . . . . . .  2
   beneficially own  . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
   Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
   Change of Control . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
   Class A Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . .  3
   Class B Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . .  3
   Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
   Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
   Co-Chairman . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
   Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
   Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
   Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
   Company Acquisition Proposal  . . . . . . . . . . . . . . . . . . . . . 30
   Company Disclosure Schedule . . . . . . . . . . . . . . . . . . . . . .  4
   Company Material Adverse Effect . . . . . . . . . . . . . . . . . . . .  4
   Consulted Party . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
   Consulting Party  . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
   Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
   Customer support  . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
   Daimler-Benz  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
   Decision Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
   Department of Justice . . . . . . . . . . . . . . . . . . . . . . . . . 29
   DOD . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
   EAB . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
   Employee Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
   Encumbrance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
   Environment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
   Environmental Law . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
   Environmental Notice  . . . . . . . . . . . . . . . . . . . . . . . . . 18
   EPA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
   ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
   ERISA Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
   Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
   Executive Advisory Board  . . . . . . . . . . . . . . . . . . . . . . . 37
   Exemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
   Exercise Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
   Exon-Florio Amendment . . . . . . . . . . . . . . . . . . . . . . . . . 20
   First Refusal Closing . . . . . . . . . . . . . . . . . . . . . . . . . 28
   Foreign Benefit Plan  . . . . . . . . . . . . . . . . . . . . . . . . . 14
   Freightliner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
   Freightliner Director . . . . . . . . . . . . . . . . . . . . . . . . . 24
   FTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
   Functional Committees . . . . . . . . . . . . . . . . . . . . . . . . . 40
   GAAP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
   Governmental Body . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
   Governmental Permit . . . . . . . . . . . . . . . . . . . . . . . . . .  5
   Hart-Scott-Rodino Act . . . . . . . . . . . . . . . . . . . . . . . . .  5
   Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . 15
   IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
   LTICP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
   Market Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
   Member  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
   Mercedes-Benz . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
   Multiemployer Plan  . . . . . . . . . . . . . . . . . . . . . . . . . .  5
   NASDAQ  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
   Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
   Offer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
   Offeror . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
   Officer's Certificate . . . . . . . . . . . . . . . . . . . . . . . . .  5
   Oshkosh . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
   Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
   Party . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
   PBGC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
   Permitted Encumbrances  . . . . . . . . . . . . . . . . . . . . . . . .  6
   Permitted Transferee  . . . . . . . . . . . . . . . . . . . . . . . . .  6
   Person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
   Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
   Registration Expenses . . . . . . . . . . . . . . . . . . . . . . . .  C-4
   Release . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
   Right of First Refusal  . . . . . . . . . . . . . . . . . . . . . . . . 27
   SEC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
   SEC Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
   Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
   Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
   Standstill Percentage . . . . . . . . . . . . . . . . . . . . . . . . .  6
   Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
   Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
   Tax . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
   Tax Returns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
   Termination Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . 44
   Voting Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
   Warrant Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
   Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

                               ALLIANCE AGREEMENT


        ALLIANCE AGREEMENT, dated as of June 2, 1995 (the "Alliance Agreement"), between Freightliner Corporation, a Delaware corporation ("Freightliner"), and Oshkosh Truck Corporation, a Wisconsin corporation ("Oshkosh").

        WHEREAS, Freightliner and Oshkosh have previously entered into a non-binding letter of intent providing for a comprehensive and far-reaching strategic alliance of the two companies; and

        WHEREAS, it is intended that in furtherance of the strategic alliance the parties will pursue joint development, production, marketing and distribution initiatives in specific areas of the business of making and selling heavy duty trucks (including components) and that they will maximize these opportunities by making specific initiatives subject to the leadership and responsibility of one or the other of the parties; and

        WHEREAS, in order to support the strategic alliance and to permit Freightliner to participate in the anticipated benefits of the alliance to the stockholders of Oshkosh Freightliner will make a common equity investment in Oshkosh and will also acquire warrants to purchase additional common equity in Oshkosh; and

        WHEREAS, the respective Boards of Directors of each of Freightliner and Oshkosh have determined that the transactions provided for in this Alliance Agreement are in the best interests of their respective companies and shareholders and have approved and adopted this Alliance Agreement and the Management Board (Vorstand) of each of Daimler-Benz Aktiengesellschaft, a stock corporation organized under the laws of Germany and the parent of Freightliner ("Daimler-Benz"), and Mercedes-Benz Aktiengesellschaft, a stock corporation organized under the laws of Germany and a wholly owned subsidiary of Daimler-Benz ("Mercedes-Benz"), have approved this Agreement and the transactions contemplated hereby.

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:


                                    ARTICLE I

                               CERTAIN DEFINITIONS

        As used in this Agreement, the following terms have the meanings specified for them in this Article I:

        "Affiliate" - With respect to any Person, any other Person which, directly or indirectly, controls or is controlled by, or is under common control with, such Person. For purposes of this definition "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

        "Alliance Period" - The period commencing on the Closing Date and ending on the expiration date of this Alliance Agreement.

        "Asset Purchase Agreement" - The asset purchase agreement, dated as of the date hereof, between Freightliner, a newly formed wholly owned subsidiary of Freightliner and Oshkosh, pursuant to which Freightliner will acquire certain assets of the chassis division of Oshkosh.

        "beneficial ownership" and "beneficially own" - With respect to any equity securities, any interest therein which constitutes "beneficial ownership" or which cause the holder thereof to "beneficially own" such securities as such terms are used and defined in Rule 13d-3 under the Exchange Act; provided that, solely for purposes of the Alliance Agreement and for no other purpose, Freightliner shall be deemed to be the beneficial owner of the Warrant Shares from and after the Closing Date.

        "Business Day" - Any day that is not a Saturday, Sunday or a day on which banks located in either the State of Oregon or the State of Wisconsin are required to be closed.

        "Change of Control" - With respect to Oshkosh, (i) the acquisition by any Person or group (other than Persons who are listed as beneficial owners of Class A Common Stock in the beneficial ownership table of the Oshkosh proxy statement dated December 19, 1994 and other than Permitted Transferees) of beneficial ownership of more than 150,000 shares of Class A Common Stock; (ii) the acquisition by any Person or group (other than Persons who are listed as beneficial owners of Class A Common Stock in the beneficial ownership table of the Oshkosh proxy statement dated December 19, 1994 and other than Permitted Transferees) of beneficial ownership of shares of Common Stock constituting more than 25% of all issued and outstanding shares of Common Stock; (iii) the shareholders of Oshkosh approve by the legally requisite vote any merger, consolidation, liquidation or other business combination transaction with any other Person pursuant to or as a result of which any Person or group (other than Persons who are listed as beneficial owners of Class A Common Stock in the beneficial ownership table of the Oshkosh proxy statement dated
   December 19, 1994 and other than Permitted Transferees) acquires beneficial ownership of securities of the resulting or surviving entity with voting power in excess of 25% of the outstanding voting power of such entity; or (iv) during any period of two consecutive years (not including any period prior to the execution of this Alliance Agreement), individuals who at the beginning of such period constitute the entire Board of Oshkosh or all of the Class A directors of Oshkosh, together with any new director or directors whose election by the Board or nomination for election by the Oshkosh shareholders was approved by a vote of at least 60% of all directors and 100% of all Class A directors then in office who were directors (or Class A directors, as the case may be) at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Oshkosh Board or of the Class A directors of Oshkosh; and with respect to Freightliner, a sale, transfer, assignment, pledge, hypothecation or other disposition of a majority of the voting capital stock of Freightliner by its stockholder to any Person or group that was not, immediately prior to such sale, transfer, assignment, pledge, hypothecation or disposition, an Affiliate of Freightliner.

        "Class A Common Stock" - Authorized shares of Common Stock classified as Class A Common Stock.

        "Class B Common Stock" - Authorized shares of Common Stock classified as Class B Common Stock.

        "Closing" - The consummation of the purchase and sale transactions as provided in Article II of this Agreement, which shall take place at 10:00 A.M. in the offices of Freightliner, 4747 North Channel Avenue, Portland, Oregon, or at such other time and place as the parties may agree.

        "Closing Date" - The date on which the Closing actually occurs which shall be the latest to occur of (i) June 2, 1995, (ii) the date on which the conditions identified in Sections 5.1, 5.2 and 5.3 of this Agreement have been satisfied or waived, and (iii) such other date as the parties mutually agree.

        "Code" - The Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

        "Common Stock" - Authorized shares of common stock, par value $.01 per share, of Oshkosh.

        "Company" - Oshkosh and its consolidated Subsidiaries, taken as a whole.

        "Company Disclosure Schedule" - The written schedule of disclosures which Oshkosh is delivering to Freightliner as contemplated by this Alliance Agreement simultaneously with the execution and delivery hereof, containing various exceptions to the representations and undertakings of Oshkosh as set forth in this Agreement.

        "Company Material Adverse Effect" - Any effect resulting from an existing or incipient condition, fact, development or other situation which effect is materially adverse to the business, properties, assets, liabilities, results of operations or financial condition of the Company.

        "Encumbrance" - Any security interest, mortgage, deed of trust, lien (including any lien imposed by any court or any Governmental Body), pledge, assignment, hypothecation, deposit arrangement, option, sale and leaseback transaction, financing statement filing, any lessor's or lessee's interest under any lease, charge, adverse claim or restriction of any kind or character, including without limitation the rights of any vendor, lessor or other Person under any conditional sale or other title retention agreement or any lease, sublien, charge, preferential arrangement or other claim, and any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

        "Environment" - The air, ground (surface and subsurface strata) or water (surface or groundwater), or the workplace.

        "Environmental Law" - Any applicable federal, state, local or other law, statute, ordinance, rule, common law, regulation, permit, judgment, order, decree or other binding requirement of, or binding agreement with, any Governmental Body, relating to the presence, release or threatened release of materials, energy or noise into the environment or workplace, the protection of natural resources and the Environment, historic preservation, zoning or land use, and any judicial ruling, court decree, order or judgment with respect thereto.

        "EPA" - The United States Environmental Protection Agency and any successor Governmental Body.

        "ERISA" - The Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

        "ERISA Affiliate" - Any trade or business, whether or not incorporated, that together with Oshkosh would be deemed a "single employer" within the meaning of Section 4001 of ERISA.

        "Exchange Act" - The Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

        "Exemption" -- Any exemption from any legal requirement to obtain or apply for a Governmental Permit.

        "Governmental Body" - Any domestic or foreign national, regional, state (including the District of Columbia and the Commonwealth of Puerto
   Rico) or municipal or other local government or multi-national body (including the European Union), any subdivision, agency, commission, authority or instrumentality thereof, or any quasi-governmental or arbitral tribunal or other private body exercising any regulatory or taxing authority thereunder.

        "Governmental Permit" - Any permit, authorization, registration, consent, approval, registration, exemption, waiver, franchise, exception, variance, order, certificate, judgment, decree, license, exemption or declaration of or by any court or Governmental Body.

        "Hart-Scott-Rodino Act" - The Hart-Scott-Rodino Antitrust
   Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

        "IRS" - The United States Internal Revenue Service and any successor Governmental Body.

        "Multiemployer Plan" - Any "multi-employer plan" as defined in
   Section 4001(a)(3) of ERISA or Section 414(f) of the Code, either currently or formerly contributed to (or required to be contributed to) by Oshkosh, any subsidiary or any ERISA Affiliate.

        "Officer's Certificate" - A certificate reciting and certifying, on behalf of the party delivering the certificate, the statements required to be recited and certified and signed in their capacity as officers of such party by any two of the Chairman, President, Chief Financial Officer, Secretary, Treasurer and General Counsel of the party on whose behalf the certificate is required to be delivered.

        "PBGC" - The Pension Benefit Guaranty Corporation or any Person succeeding to all or substantially all of its functions under ERISA.

        "Permitted Encumbrances" - Any Encumbrance which is (i) an Encumbrance for current taxes not yet due and payable, (ii) related to a zoning or building statute, ordinance, resolution or regulation not violated by existing improvements on or the current use of the property or any portion thereof subject thereto, (iii) inchoate mechanic and materialmen or comparable Encumbrances for construction in progress which, in the aggregate, do not exceed $50,000, (iv) Encumbrances which do not interfere with the current use of the property or asset subject thereto, or (v) listed and described on Schedule 1.1 of the Company Disclosure Schedule.

        "Permitted Transferee" - Any one or more of J.P. Mosling, Jr., S.P. Mosling, their parents, brothers and sisters, any lineal descendant of the foregoing, any spouse of any of the foregoing, any estate of any of the foregoing and any trust for the benefit of any of the foregoing.

        "Person" - Any natural person, corporation, partnership, limited liability company, joint venture, trust, association, unincorporated organization, Governmental Body or other entity.

        "Release" - Any release, spill, leak, placement, pumping, pouring, flooding, emission, emptying, discharge, injection, escape, leaching, migration, disposal or dumping.

        "SEC" - The United States Securities and Exchange Commission, and any successor Governmental Body.

        "Securities Act" - The Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

        "Standstill Percentage" - 16% of the total number of shares of Voting Stock, considering Freightliner as the beneficial owner of all outstanding shares of Class B Common Stock that it is purchasing hereunder and of all Warrant Shares issuable upon an exercise of the Warrants for so long as, and to the extent that, Freightliner retains its beneficial ownership of such Warrants; provided, however, the Standstill Percentage shall be adjusted downward at any time that Freightliner sells or otherwise disposes of any shares of Common Stock, Warrants or Warrant Shares to the percentage that the shares of Common Stock and Warrants Shares then beneficially owned by Freightliner bears to the total number of shares of Voting Stock then outstanding (including all Warrant Shares that Freightliner beneficially owns) and shall be adjusted upward at any time that an action taken by Oshkosh causes the number of shares of Voting Stock (including Warrant Shares) then beneficially owned by Freightliner to exceed the Standstill Percentage without any action on the part of Freightliner.

        "Subsidiary" - With respect to any Person, any other Person (whether now existing or hereafter organized or acquired) in which (other than directors' qualifying shares required by law) at least a majority of the securities or other ownership interests of each class having ordinary voting power or analogous right (other than securities or other ownership interests which have such power or right only by reason of the happening of a contingency that has not yet occurred), at the time as of which any determination is being made, are owned, beneficially and of record, by such Person or by one or more of the other Subsidiaries of such Person or by any combination thereof.

        "Tax" or "Taxes" - Any and all taxes, charges, fees, imposts, levies, interest, penalties, additions to tax or other assessments or fees of any kind (whether federal, state, local or foreign), including without limitation income, corporate, capital, gross receipts, profits, occupation, ad valorem, transfer, withholding, payroll, employment, excise, property, sales, use, turnover, value added and franchise taxes, deductions, withholdings and custom duties, imposed by any Governmental Body.

        "Tax Returns" - Any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any Governmental Body in connection with the determination, assessment, collection or administration of any Taxes or the administration of any laws, regulations or administrative requirements relating to any Taxes.

        "Voting Stock" - The Class A Common Stock, the Class B Common Stock, the Warrant Shares and any other securities (including voting preferred shares) issued by Oshkosh if such other securities are entitled to vote generally for the election of one or more classes of directors of Oshkosh, whether currently outstanding or hereafter issued and outstanding (other than securities having such powers only upon the occurrence of a contingency that has not yet occurred).

        "Warrants" - The Warrants to purchase Class B Common Stock in the form of Annex A attached hereto.

        "Warrant Shares" - 1,250,000 shares of Class B Common Stock issuable upon the exercise of the Warrants in accordance with their terms.

        Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.


                                   ARTICLE II

                         PURCHASE AND SALE OF SECURITIES

             SECTION 2.1 Purchase of Securities. Upon the terms and subject to the conditions set forth in this Agreement, and in reliance on the representations, warranties, covenants and agreements contained in this Agreement, on the Closing Date:

             (a) Oshkosh shall issue, sell and deliver to Freightliner, and Freightliner shall accept, purchase and pay for, 350,000 shares (the "Shares") of newly issued Class B Common Stock, registered in the name of Freightliner (or its nominee); and

             (b) Oshkosh shall issue, sell and deliver to Freightliner, and Freightliner shall accept, purchase and pay for, the Warrants to purchase 1,250,000 Warrant Shares, which shall be in the form set forth in Annex A to this Agreement and shall be registered in the name of Freightliner (or its nominee).

             SECTION 2.2 Purchase Price for Securities. The aggregate purchase price payable by Freightliner for the securities purchased pursuant to Section 2.1 shall be $9,437,500 in cash, consisting of $15 per share for the shares of Class B Common Stock and $3.35 per Warrant for the Warrants.

             SECTION 2.3  Deliveries at the Closing.  At the Closing:

             (a)  Oshkosh shall deliver the following to Freightliner:

             (i) A stock certificate or certificates evidencing 350,000 newly issued, fully paid and non-assessable (except for statutory liability under Section 180.0622(2)(b) of the Wisconsin Business Corporation Law) shares of Class B Common Stock (the "Stock"), duly executed and registered in the name of Freightliner and bearing an appropriate legend to the effect that they have been acquired in a transaction that has not been registered under applicable securities law.

             (ii) A Warrant certificate or certificates substantially in the form of Annex A evidencing the Warrants to purchase
        1,250,000 Warrant Shares and bearing an appropriate legend to the effect that they have been acquired in a transaction that has not been registered under applicable securities law.

             (iii) The Officer's Certificates and other documents contemplated by Section 5.2(d).

             (iv) All other documents, instruments and writings required to be delivered by Oshkosh at or prior to the Closing Date pursuant to this Alliance Agreement or otherwise required in connection herewith, it being understood and agreed that as of the Closing Date neither the shares of Common Stock nor the Warrants being acquired by Freightliner will be registered under the Securities Act or any state securities act.

             (b)  Freightliner shall deliver the following to Oshkosh:

             (i) A wire transfer of immediately funds in the amount of $9,437,500 to any bank in the United States designated in writing by Oshkosh with accompanying wiring instructions at least two business days prior to the scheduled Closing Date.

             (ii) The Officer's Certificates contemplated by Section
        5.3(c).

             (iii) All other documents, instruments and writings required to be delivered by Freightliner at or prior to the Closing Date pursuant to this Alliance Agreement or otherwise required in connection herewith.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF OSHKOSH

             Oshkosh hereby represents and warrants to Freightliner, solely in connection with this Agreement, that:

             SECTION 3.1 Organization and Qualification; Subsidiaries. Each of Oshkosh and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to own, operate or lease its properties and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failures to so qualify or to be in good standing which would not individually or in the aggregate have a Company Material Adverse Effect.

             SECTION 3.2 Articles of Incorporation and By-Laws. Oshkosh has furnished to Freightliner a complete and correct copy of the Articles of Incorporation and the By-Laws, each as amended to date, of Oshkosh and each of its Subsidiaries. The Articles of Incorporation and By-Laws of Oshkosh and of each of its Subsidiaries are in full force and effect. Neither Oshkosh nor any of its Subsidiaries is in violation of any of the provisions of its Articles of Incorporation or By-Laws.

             SECTION 3.3 Capitalization. The authorized capital stock of Oshkosh consists of 21,000,000 shares of stock, which consist of 19,000,000 shares of Common Stock, of which 1,000,000 shares are Class A Common Stock and 18,000,000 million shares are Class B Common Stock, and 2,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). As of the date hereof, there are 449,370 shares of Class A Common Stock issued and outstanding, 8,262,595 shares of Class B Common Stock issued and outstanding and no shares of Preferred Stock issued or outstanding. All of such issued and outstanding shares of Common Stock are validly issued, fully paid and nonassessable (except for statutory liability under Section 180.0622(2)(b) of the Wisconsin Business Corporation Law) and free of preemptive rights. As of the date hereof, 296,200 authorized and issued shares of Class B Common Stock are held in the treasury of Oshkosh, and no other shares of Common Stock or Preferred Stock are held in the treasury of Oshkosh. As of the date hereof, 1,365,000 shares of Common Stock or Preferred Stock are reserved for issuance pursuant to the terms of any outstanding security, agreement or other obligation of Oshkosh. Except as set forth in Section 3.3 of the Company Disclosure Schedule and as provided in this Alliance Agreement, there are no shares of capital stock of Oshkosh issued or outstanding or any options, warrants, subscriptions, calls, rights, pledges, convertible or exchangeable securities or other agreements or commitments obligating Oshkosh to issue, transfer or sell any shares of its capital stock.
   Except as set forth in Section 3.3 of the Company Disclosure Schedule, there are no voting trusts or other agreements or understandings to which Oshkosh or any current stockholder of Oshkosh or, to the knowledge of Oshkosh, any other Affiliate of Oshkosh is a party or is bound with respect to the acquisition, sale or issuance, ownership or voting of its capital stock.

             SECTION 3.4 Authority Relative to this Alliance Agreement, etc. Oshkosh has all necessary corporate power and authority to execute and deliver this Alliance Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Alliance Agreement by Oshkosh and the consummation by Oshkosh of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Oshkosh. This Alliance Agreement has been duly executed and delivered by Oshkosh and, assuming the due authorization, execution and delivery by Freightliner, constitutes a legal, valid and binding obligation of Oshkosh, enforceable against Oshkosh in accordance with its terms.

             SECTION 3.5 Issuance of Securities. The Shares have been duly and validly authorized and, upon payment therefor by Freightliner and issuance and delivery thereof by Oshkosh in accordance with this Alliance Agreement, will be duly and validly issued, fully paid, nonassessable (except for statutory liability under Section 180.0622(2)(b) of the Wisconsin Business Corporation Law), free of preemptive rights and free and clear of all Encumbrances. The execution, issuance and delivery of the Warrants by Oshkosh have been duly authorized by all necessary corpo-rate action on the part of Oshkosh. Upon their execution, issuance and delivery in accordance with this Alliance Agreement, the Warrants will have been duly executed, issued and delivered by Oshkosh and will constitute a legal, valid and binding obligation of Oshkosh, enforceable against Oshkosh in accordance with their terms. The Warrant Shares have been duly and validly authorized and reserved for issuance and, upon payment therefor by Freightliner and issuance and delivery thereof by Oshkosh in accordance with this Alliance Agreement and the terms of the Warrants, will be duly and validly issued, fully paid, nonassessable (except for statutory liability under Section 180.0622(2)(b) of the Wisconsin Business Corporation Law), free of preemptive rights and free and clear of all Encumbrances.

             SECTION 3.6 No Conflicts. The execution and delivery of this Alliance Agreement by Oshkosh does not, and the performance of this Alliance Agreement (including the issuance and delivery of the Shares, the execution, delivery and issuance of the Warrants and the issuance and delivery of the Warrant Shares upon exercise of the Warrants) by Oshkosh will not, (i) conflict with or violate the Articles of Incorporation or By-Laws of Oshkosh or any of its Subsidiaries, (ii) conflict with or violate any order, judgment, writ, injunction or decree applicable to Oshkosh or any of its Subsidiaries or by which any of their respective properties or assets may be bound, (iii) conflict with or violate any statute, rule or regulation applicable to Oshkosh or any of its Subsidiaries or by which any of their respective properties or assets may be bound, or (iv) except as set forth in Section 3.6(iv) of the Company Disclosure Schedule, result in a violation or breach of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the properties or assets of Oshkosh or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Oshkosh or any of its Subsidiaries is a party or by which Oshkosh or any of its Subsidiaries or any of their respective properties or assets may be bound, except for, in the case of clauses
   (iii) and (iv), any such violations, breaches, defaults or other occur-rences which would not, individually or in the aggregate, have a Company Material Adverse Effect.

             SECTION 3.7 Governmental Consents, etc. Except for applicable requirements of the Hart-Scott-Rodino Act, the execution and delivery of this Alliance Agreement by Oshkosh does not and the performance of this Alliance Agreement (including the issuance and delivery of the Shares and the Warrants and the performance of the Warrants) by Oshkosh will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, state, foreign, or other governmental or regulatory authority.

             SECTION 3.8  Compliance.  Oshkosh and each of its Subsidiaries
   (i) are, and the business of Oshkosh and each of its Subsidiaries has been conducted, in all material respects in compliance with all statutes, rules, regulations, ordinances, zoning restrictions, codes, orders, licenses and permits of every Governmental Body applicable to Oshkosh or any of its Subsidiaries or by which Oshkosh or any of its Subsidiaries or any of their respective properties or assets may be bound and (ii) have all Governmental Permits necessary to conduct their businesses as currently conducted and such Governmental Permits are in full force and effect, and no violation exists or has been recorded in respect of any such Governmental Permits, no proceeding is pending or threatened with respect to the revocation or limitation of any such Governmental Permit and there is no basis or ground for any such revocation or limitation, other than, in the case of clauses (i) and (ii) above, such matters which would not, individually or in the aggregate, have a Company Material Adverse Effect.

             SECTION 3.9 Reports. Oshkosh has filed all required statements, forms, reports and other documents with the SEC since September 30, 1992 (collectively, the "SEC Reports"), all of which (as they may have been amended prior to the date hereof) as of the filing date complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. None of the SEC Reports contained as of the filing date any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. Each of the balance sheets (including the related notes and the reports thereon of Ernst & Young LLP, independent public accountants for Oshkosh) included in the SEC Reports fairly presents in all material respects the consolidated financial position of the Company as of the respective dates thereof, and the other related financial statements (including the related notes and the reports thereon of Ernst & Young LLP, independent public accountants for Oshkosh) included therein fairly present in all material respects the results of operations and cash flows of the Company for the respective fiscal periods then ended, except, in the case of interim financial statements, for normal year-end audit adjustments. Each of the financial statements (including the related notes and the reports thereon of Ernst & Young LLP, independent public accountants for Oshkosh) included in the SEC Reports has been prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently applied during the periods in-volved, except as otherwise noted therein and, in the case of interim financial statements, subject to normal year-end adjustments and the absence of notes. The financial statements as of and for the years ended September 30, 1992, September 25, 1993, and September 30, 1994
   (including the related notes and the reports thereon of Ernst & Young LLP, independent public accountants for Oshkosh) are hereinafter referred to as the "Audited Financial Statements."

             SECTION 3.10 Absence of Certain Changes or Events. Since September 30, 1994, each of Oshkosh and its Subsidiaries has conducted its business only in the ordinary course of business and in a manner consistent with past practice and, except as set forth in Section 3.10 of the Company Disclosure Schedule, there has not been (a) any Company Material Adverse Effect, (b) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of Oshkosh or any of its Subsidiaries which would have a Company Material Adverse Effect, (c) any change by Oshkosh or any of its Subsidiaries in accounting methods, principles or practices, (d) any entry by Oshkosh or any of its Subsidiaries into any commitments or transactions material to the Company, or (e) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan applicable to, or any other increase in the compensation payable or to become payable to, any officers or key employees of Oshkosh or any of its Subsidiaries.

             SECTION 3.11  Absence of Litigation.  Except as set forth in
   Section 3.11 of the Company Disclosure Schedule and except for product liability, warranty liability and employment-related claims arising in the ordinary course of business, there are no claims, actions, suits, proceed-ings or investigations pending or threatened against Oshkosh or any of its Subsidiaries, or any properties or rights of Oshkosh or any of its Subsidiaries, before any court, tribunal, panel, arbitrator or Governmental Body, domestic or foreign. None of Oshkosh or any of its Subsidiaries is subject to any material order, writ, judgment, injunction, decree, determination or award.

             SECTION 3.12  Employee Benefit Plans.

                  (a) Oshkosh has made available to Freightliner complete and correct copies of all written employee benefit plans (as defined in Section 3(3) of ERISA) under which Oshkosh, any of its Subsidiaries or any ERISA Affiliate, have any present or future obligations or liabilities in respect of employees or former employees of Oshkosh, any of its Subsidiar-ies or any ERISA Affiliate or their dependents or beneficiaries (the "Employee Plans").

                  (b) Except as otherwise described in Section 3.12 of the Company Disclosure Schedule, (i) none of the Employee Plans is a Multiemployer Plan; (ii) to the knowledge of Oshkosh, there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Employee Plan that is not exempt under Section 408 of ERISA which could result in any material liability of Oshkosh or any of its Subsidiaries; (iii) all Employee Plans are in compliance in all material respects with the requirements prescribed by applicable law (including, without limitation, ERISA and the Code) and have been administered in all material respects in accordance with their respective terms; (iv) each Employee Plan intended to qualify under Section 401(a) of the Code and each trust established in connection with any Employee Plan intended to qualify under Section 501(a) of the Code does, to the knowledge of Oshkosh, so qualify, and a favorable determination letter with respect to each such Employee Plan and trust has been received from the IRS and nothing has since occurred which may reasonably be expected to cause the loss of such qualification or exemption; (v) none of the assets of Oshkosh, any of its Subsidiaries or any ERISA Affiliate is subject to any Encumbrance arising under Section 302(f) of ERISA or Section 412(n) of the Code, neither Oshkosh, any of its Subsidiaries nor any ERISA Affiliate has been required to post any security under Section 307 of ERISA or Section 401(a)(29) of the Code, and no fact or event exists which could give rise to any such Encumbrance or requirement to post any such security; (vi) with respect to each Employee Plan no "reportable event" which is required to be reported to the PBGC within the meaning of Section 4043 of ERISA nor any event described in
   Section 4062, 4063 or 4041 of ERISA has occurred, (vii) neither Oshkosh, any of its Subsidiaries nor any ERISA Affiliate has incurred or reasonably expects to incur (A) any liability to the PBGC with respect to any Employee Plan (other than a liability for premiums pursuant to Section 4007 of ERISA), (B) any withdrawal liability with respect to any Multiemployer Plan; or (C) any liability under Title IV of ERISA, and
   (viii) neither Oshkosh, any of its Subsidiaries nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or is being or has been terminated within the meaning of Title IV of ERISA, and Oshkosh has no reason to believe that any Multiemployer Plan will be in reorganization or will be terminated.

                  (c) In addition to the foregoing, with respect to each employee benefit plan maintained by a Subsidiary of Oshkosh that is not subject to United States law (a "Foreign Benefit Plan"), to the best of Oshkosh's knowledge, (i) each Foreign Benefit Plan has been maintained in compliance with applicable law in all material respects and (ii) there are no undisclosed material liabilities with respect to any such Foreign Benefit Plan.

             SECTION 3.13 Title to Properties; Encumbrances. Except for Permitted Encumbrances or except as set forth in Section 3.13 of the Company Disclosure Schedule, each of Oshkosh and its Subsidiaries has good and marketable title to all properties and assets, real, personal and mixed, reflected in its books as being owned by it, in each case free and clear of all Encumbrances.

             SECTION 3.14  Certain Contracts.  Except to the extent set forth
   (x) in Section 3.14 of the Company Disclosure Schedule, or (y) in the SEC Reports, neither Oshkosh nor any of its Subsidiaries is a party to any written or binding oral: (a) employment, consulting or severance agreement, collective bargaining agreement, or pension, profit-sharing, incentive compensation, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, or retirement plan or agreement involving any director or officer or former director or officer; (b) indenture, mortgage, note, installment obligation, agreement or other instrument relating to the borrowing of money by Oshkosh or any of its Subsidiaries or the guaranty of any obligation for the borrowing of money by Oshkosh or any of its Subsidiaries; (c) agreement which involves an aggregate obligation of more than $500,000; (d) agreement with or for the benefit, directly or indirectly, of any Affiliate of Oshkosh or, if an individual, members of such Person's immediate family which will remain in effect following the Closing Date which involves an aggregate obligation of more than $60,000;
   (e) agreement containing covenants limiting the freedom of Oshkosh or any of its Subsidiaries to compete in any line of business with any Person or in any area or territory; or (f) license agreement (collectively, the "Contracts"). Complete and correct copies of all Contracts listed in
   Section 3.14 of the Company Disclosure Schedule have been delivered or have been made available for inspection to Freightliner. Except as set forth in Section 3.14 of the Company Disclosure Schedule or as specifically identified in the SEC Reports, there is not, under any of the Contracts, any existing default or event of default which, with or without due notice or lapse of time or both, would constitute a default or event of default on the part of Oshkosh or any of its Subsidiaries, except such defaults, events of default and other events which would not, individually or in the aggregate, have a Company Material Adverse Effect; and the Con-tracts are valid and binding obligations of Oshkosh or the relevant Subsidiary and, to Oshkosh's knowledge, of the other party or parties thereto, and they are in full force and effect and are enforceable in accordance with their respective terms. Except as set forth in Section
   3.14 of the Company Disclosure Schedule, to the knowledge of Oshkosh, no other party to any of the Contracts is in default in the performance of any material covenant or obligation to be performed by it pursuant to any such Contract or has given notice that it intends to terminate, or alter in any way adverse to Oshkosh or such Subsidiary, its performance under such Contract, excluding from the foregoing all defaults and notices of termination or alteration which would not, individually or in the aggre-gate, reasonably be expected to have a Company Material Adverse Effect. With respect to leases of real property included in the Contracts, such leases of Oshkosh and its Subsidiaries create valid leasehold interests in such real property.

             SECTION 3.15 Intellectual Property, etc. Oshkosh or one of its Subsidiaries owns free and clear of all Encumbrances, except for Permitted Encumbrances, or possesses adequate licenses and other rights to use, all material patents, trademarks, trade names, copyrights, know-how and other proprietary information used or held for use in connection with the busi-ness of the Company as currently being, or proposed to be, conducted (the "Intellectual Property"). All of the Intellectual Property is valid and subsisting and neither Oshkosh nor any of its Subsidiaries has any knowledge of any assertions or claims challenging the validity of any of the Intellectual Property. To the knowledge of Oshkosh, the conduct of the business of the Company as now conducted or proposed to be conducted does not and will not conflict with any patents, trademarks, trade names, copyrights, know-how or other proprietary information of others in any way which would have a Company Material Adverse Effect, and no such intel-lectual property of others conflicts with the Intellectual Property except for such conflicts which would not have a Company Material Adverse Effect.

             SECTION 3.16   Taxes.

         (a) Oshkosh and each of its Subsidiaries (i) have timely filed (or have had filed on their behalf) or will file or cause to be timely filed all Tax Returns required to be filed by any of them on or prior to the Closing Date (all such returns being true, correct and complete in all material respects), other than those Tax Returns the failure of which to file is not reasonably likely to have a Company Material Adverse Effect and (ii) have duly paid (or have had paid on their behalf) all Taxes shown to be due on such Tax Returns, other than Taxes the nonpayment of which would not, in the aggregate, be reasonably likely to have a Company Material Adverse Effect or that are being contested in good faith through appropriate proceedings. There are no Liens for Taxes upon any of the assets of Oshkosh or any of its Subsidiaries other than Liens for Taxes not yet due or payable.

        (b) The reserve for Taxes reflected in the balance sheet for the year ended September 30, 1994 included in the Audited Financial Statements is adequate for the payment of all liabilities for Taxes of Oshkosh and each of its Subsidiaries through the date thereof, other than for Taxes being contested in good faith through appropriate proceedings. Any Taxes in respect of the period since the date of such balance sheet have arisen in the ordinary course of business. The United States federal income Tax Returns of Oshkosh and its Subsidiaries have been closed through the taxable year ended September 30, 1986. The State of Wisconsin income Tax Returns are closed through the taxable year ended September 30, 1985. Except as set forth on Section 3.16(b) of the Company Disclosure Schedule, no deficiency or adjustment for any Taxes has been asserted or assessed against Oshkosh or any of its Subsidiaries. Except as set forth on
   Section 3.16(b) of the Company Disclosure Schedule, neither Oshkosh nor any of its Subsidiaries has granted any requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes with respect to any Tax Returns of Oshkosh or any of its Subsidiaries. Except as set forth on Section 3.16(b) of the Company Disclosure Schedule, there are no ongoing audits or examinations of any of the Tax returns of Oshkosh or any of its Subsidiaries.

             SECTION 3.17  Environmental Matters.

                  (a) Except as provided in Section 3.17(a) of the Company Disclosure Schedule, to the knowledge of Oshkosh, Oshkosh and each of its Subsidiaries are in compliance with all Environmental Laws as presently in effect which are applicable to their property or their business. Oshkosh and each of its Subsidiaries (i) hold all material Governmental Permits and Exemptions required to be held pursuant to Environmental Laws as presently in effect for the current use, occupancy or operation of their property or business, and (ii) are in material compliance with each such Governmental Permit and Exemption.

                  (b) Except as provided in Section 3.17(b) of the Company Disclosure Schedule, or as would not have a Company Material Adverse Effect, there is no Environmental Notice (as defined in paragraph (f) below) pending or threatened against Oshkosh or any of its Subsidiaries or, to Oshkosh's knowledge, against any Person whose liability for such Environmental Notice may have been retained or assumed by or could be imputed or attributed to Oshkosh or any of its Subsidiaries.

                  (c) Except as provided in Section 3.17(c) of the Company Disclosure Schedule, to the knowledge of Oshkosh, there are no past or present actions, activities, circumstances, conditions, events or inci-dents, that could form the basis of any Environmental Notice against or with respect to Oshkosh or any of its Subsidiaries or, to Oshkosh's best knowledge, against or with respect to any Person whose liability for any Environmental Notice may have been retained or assumed by or could be imputed or attributed to Oshkosh or any of its Subsidiaries.

                  (d) Except as provided in Section 3.17(d) of the Company Disclosure Schedule, to the knowledge of Oshkosh, (i) there are not at the present time, and there never have been at any time in the past, any underground storage tanks located on property currently or formerly owned or leased by Oshkosh or any of its Subsidiaries, (ii) no part of any real property of, and no operation of, Oshkosh or its Subsidiaries is or has been or, based on current circumstances, will be a TSDF under the federal Resource Conservation and Recovery Act or any similar state law, and (iii) Oshkosh and its Subsidiaries have not disposed of materials on any property at any time owned, leased or operated by any of them, nor have they transported or arranged for the disposal of materials except in compliance with applicable Environmental Law at the time of such disposal.

                  (e) Except as provided in Section 3.17(e) of the Company Disclosure Schedule, to the knowledge of Oshkosh, (i) there is no friable asbestos present at and no asbestos has been used in manufacturing at any property owned or leased by Oshkosh or any of its Subsidiaries that would require removal or abatement under applicable Environmental Laws, and (ii) no polychlorinated biphenyls (PCB's) are or have been used or stored on any property owned or leased by Oshkosh or any of its Subsidiaries.

                  (f) For purposes of this Section 3.17, "Environmental Notice" means any written notice or claim by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, remedial costs, governmental costs, harm or damages to a Person, property, natural resources or other, control or prevention of nuisance and similar conduct, fines or penalties) arising out of, based on or resulting from (i) the emission, discharge, disposal, release or threatened release in or into the environment of any material or (ii) circumstances forming the basis of any violation, or alleged violation, of any applicable Environmental Laws.

             SECTION 3.18  Undisclosed Liabilities.  Except as set forth in
   Section 3.18 of the Company Disclosure Schedule, neither Oshkosh nor any of its Subsidiaries has any liability or obligation, secured or unsecured (whether absolute, accrued, contingent or otherwise, and whether due or to become due), of a nature required by GAAP to be reflected in a corporate balance sheet or disclosed in the notes thereto, other than such liabili-ties and obligations which are adequately accrued or reserved against in the balance sheet for the quarter ended March 31, 1995 included in Oshkosh's Report to the SEC on Form 10-Q for such quarter or disclosed in the notes thereto or which (i) were incurred after the date of such balance sheet in the ordinary course of business consistent with past practice, and (ii) in the aggregate are not material to the Company.

             SECTION 3.19 Contracts with Affiliates; Contracts with Respect to Shares. Except as set forth in Section 3.19 of the Company Disclosure Schedule or as contemplated in this Alliance Agreement, there are no (i) contracts, arrangements or understandings between Oshkosh or any of its Subsidiaries on the one hand and any Affiliate (other than a Subsidiary) of Oshkosh on the other and no (ii) contracts, arrangements or understandings to which Oshkosh, any Subsidiary of Oshkosh or, to the knowledge of Oshkosh, any Affiliate of Oshkosh is a party or is bound relating to the capital stock of Oshkosh or any of its Subsidiaries, including the purchasing, selling, transferring, voting or holding of such capital stock, or with respect to the membership of the Board of Directors of such companies or the management or control of such companies.

             SECTION 3.20 Disclosure. The representations and warranties of Oshkosh contained in this Alliance Agreement and in the other certificates furnished to Freightliner (which includes for this purpose Daimler-Benz, Mercedes-Benz and other Affiliates of Freightliner), by or on behalf of Oshkosh pursuant to this Alliance Agreement, when considered as a whole (after giving effect to any supplements or amendments thereof prior to the time of signing on the date hereof), do not contain any untrue statement of a material fact and do not omit to state any material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to Oshkosh (other than matters of a general economic or competitive nature) which has resulted in, or could be reasonably expected to result in, a Company Material Adverse Effect which has not been disclosed herein or in such other documents, certificates and statements furnished to Freightliner pursuant to this Alliance Agreement.

             SECTION 3.21 Brokers. Except as set forth in Section 3.21 of the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Alliance Agreement.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                 OF FREIGHTLINER

             Freightliner hereby represents and warrants to Oshkosh that:

             SECTION 4.1 Corporate Organization. Freightliner is a corpo-ration duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, operate or lease its properties and to carry on its business as it is now being conducted. All of the outstanding capital stock of Freightliner is owned by Daimler-Benz North America Corporation, a Delaware corporation which is a direct wholly owned subsidiary of Daimler-Benz.

             SECTION 4.2 Authority Relative to This Alliance Agreement. Freightliner has all necessary corporate power and authority to execute and deliver this Alliance Agreement and to consummate the transactions contemplated hereby and has the financial resources to consummate such transactions or has a commitment from Mercedes-Benz or another of its financially capable Affiliates to provide such resources. The execution and delivery of this Alliance Agreement by Freightliner and the consum-mation by Freightliner of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Freightliner and all of its Affiliates (including Daimler-Benz and Mercedes-Benz). This Alliance Agreement has been duly executed and delivered by Freightliner and, assuming the due authorization, execution and delivery by Oshkosh, constitutes a legal, valid and binding obligation of Freightliner, enforceable against Freightliner in accordance with its terms.

             SECTION 4.3 No Conflicts. The execution and delivery of this Alliance Agreement by Freightliner does not, and the performance of this Alliance Agreement by Freightliner will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws (or other charter documents) of Freightliner, (ii) conflict with or violate any order, judgment, writ, injunction, decree, statute, rule or regulation applicable to Freightliner or by which it or any of its properties or assets may be bound or (iii) result in a violation of or breach of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the property or assets of Freightliner pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Freightliner is a party or by which any of its properties or assets may be bound, except in the case of clauses (ii) and (iii) for any such violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, have a material adverse effect on the business, properties, assets, liabilities, results of operations or financial condition of Freightliner and its Subsidiaries, taken as a whole.

             SECTION 4.4 Governmental Consents, etc. Except for applicable requirements of the Hart-Scott-Rodino Act, the Omnibus Trade and Competitiveness Act of 1988 (the "Exon-Florio Amendment"), the Bank Holding Company Act of 1956, as amended, the International Banking Act of 1978, as amended, and the rules and regulations promulgated under such Acts, the execution and delivery of this Alliance Agreement by Freightliner does not, and the performance of this Alliance Agreement or the exercise of the Warrants in accordance with the terms thereof by Freightliner will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Body, except for such consents, approvals, authorizations and permits for which the failure to obtain or make them would not prevent or delay consummation of the transactions contemplated by this Alliance Agreement or otherwise prevent Freightliner from performing its obligations under this Alliance Agreement or from exercising the Warrants as provided therein.

             SECTION 4.5 Brokers. Except as Freightliner has disclosed in writing to Oshkosh, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Alliance Agreement.

             SECTION 4.6 Investment. Freightliner is acquiring the Shares and the Warrants and any Warrant Shares issuable upon exercise of the Warrants in accordance with the terms thereof for investment and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the Shares, the Warrants or the Warrant Shares.

             SECTION 4.7 Disclosure. The representations and warranties of Freightliner contained in this Alliance Agreement and in the other certificates furnished to Oshkosh, by or on behalf of Freightliner pursuant to this Alliance Agreement, when considered as a whole (after giving effect to any supplements or amendments thereof prior to the time of signing on the date hereof), do not contain any untrue statement of a material fact and do not omit to state any material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to Freightliner (other than matters of a general economic or competitive nature) which has resulted in, or could be reasonably expected to result in, a material adverse effect on the business of Freightliner, taken as a whole, which has not been disclosed herein or in such other documents, certificates and statements furnished to Oshkosh pursuant to this Alliance Agreement.


                                    ARTICLE V

                            CONDITIONS TO THE CLOSING

             SECTION 5.1 Conditions to Obligations of Freightliner and Oshkosh. The respective obligations of Freightliner and Oshkosh to effect the Closing shall be subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived if they are waived by both Freightliner and Oshkosh:

                  (a) No Governmental Body, and no national, federal, state or local court of competent jurisdiction, shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and binding upon Freightliner or Oshkosh or both and has the effect of making the transactions contemplated hereby illegal or otherwise restricting, preventing or prohibiting consummation of the transactions contemplated by this Alliance Agreement.

                  (b) This Agreement and the transactions contemplated hereby shall have been approved by the stockholders of Oshkosh by the vote required by law if such approval is required by law; provided, however, that approval of the structure of any conversion privileges of Class A stockholders may occur in due course at a date subsequent to Closing at such time as the holders of a majority of such Class A stockholders may determine.

                  (c) The applicable waiting period under the Hart-Scott-Rodino Act relating to the transactions contemplated hereby shall have expired or been terminated.

                  (d) All of the conditions to the closing of the transactions contemplated under the Asset Purchase Agreement shall have been satisfied or waived, and such closing shall be occurring simultaneously with the Closing hereunder.

             SECTION 5.2 Conditions to Obligations of Freightliner to Effect the Closing. The obligations of Freightliner to effect the Closing shall be further subject to the fulfillment on or prior to the Closing Date of each of the following conditions, any one or more of which may be waived by Freightliner:

                  (a) The representations and warranties of Oshkosh contained in this Alliance Agreement and in any certificate or agreement of Oshkosh delivered pursuant hereto shall be true and correct in all material respects on the date hereof and on and as of the Closing Date (unless a representation speaks as of a specified date), with the same force and effect as if made on and as of such Closing Date.

                  (b) All the agreements and obligations contained in this Alliance Agreement and in any certificate or agreement of Oshkosh delivered pursuant hereto to be performed or complied with by Oshkosh, at or before the Closing, shall have been performed or complied with in all material respects.

                  (c) The holders of Class A Common Stock identified in Annex B shall have executed and delivered to each of Freightliner and Oshkosh a letter agreement in the form of Annex B.

                  (d) Oshkosh shall have furnished to Freightliner such Officer's Certificates and such other documents to evidence fulfillment of the conditions set forth in this Article V as Freightliner may have reasonably requested, including without limitation fulfillment of the conditions set forth paragraphs (a) and (b) of this Section 5.2.

             SECTION 5.3 Conditions to Obligations of Oshkosh to Effect the Closing. The obligations of Oshkosh to effect the Closing shall be further subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by Oshkosh:

                  (a) The representations and warranties of Freightliner contained in this Alliance Agreement and in any certificate or agreement of Freightliner delivered pursuant hereto shall be true and correct in all material respects on the date hereof and on and as of the Closing Date with the same force and effect as if made as of the Closing Date.

                  (b) All the agreements contained in this Alliance Agreement and in any certificate or agreement of Freightliner delivered pursuant hereto to be performed or complied with by Freightliner, at or before the Closing, shall have been performed or complied with in all material respects.

                  (c) Freightliner shall have furnished to Oshkosh such Officer's Certificates and such other documents to evidence fulfillment of the conditions set forth in this Article V as Oshkosh may have reasonably requested, including without limitation fulfillment of the conditions set forth paragraphs (a) and (b) of this Section 5.3.


                                   ARTICLE VI

                              INVESTMENT COVENANTS

             SECTION 6.1 Interim Conduct of the Business of the Company. From the date hereof until the Closing Date, unless Freightliner shall otherwise have consented in writing, Oshkosh and its Subsidiaries shall conduct their respective businesses in the ordinary course consistent with past practice and shall use their commercially reasonable best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, except as contemplated or required by this Alliance Agreement or set forth in Section 6.1 of the Oshkosh Disclosure Schedule, neither Oshkosh nor any Subsidiary shall, directly or indirectly, do, or propose or agree to do, any of the following without the prior written consent of Freightliner:

             (a) adopt or propose any change in their respective articles of incorporation or bylaws or equivalent organizational documents;

             (b) merge or consolidate with any other Person or, except in the ordinary course of business, acquire a material amount of assets of any other Person;

             (c) sell, lease, license or otherwise dispose of any material assets or property except (i) pursuant to existing contracts or commitments or (ii) in the ordinary course consistent with past practice;

             (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of their respective capital stock unless all such capital stock is wholly owned by Oshkosh or a direct or indirect wholly owned Subsidiary of Oshkosh; provided that Oshkosh may declare and pay regular quarterly cash dividends on the Common Stock in the ordinary course;

             (e) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of their respective capital stock, except in connection with any conversion of Class A Common Stock into Class B Common Stock;

             (f)  agree or commit to do any of the foregoing; or

             (g) take or agree or commit to take any action that would make any representation and warranty of Oshkosh hereunder inaccurate in any respect at, or as of any time prior to, the Closing Date.

             SECTION 6.2 Reservation of Shares. Oshkosh shall at all times reserve and keep available for issuance such number of its authorized but unissued shares of Class B Common Stock to enable Freightliner to acquire the Warrant Shares through the exercise of the Warrants at any time that it elects to make such exercise.

             SECTION 6.3 Preemptive Rights. (a) During the Alliance Period, Oshkosh shall not issue, sell or otherwise distribute any shares of capital stock of Oshkosh (other than shares of Class A Common Stock), unless it shall first have notified Freightliner of its intention to do so and shall have afforded Freightliner a reasonable period (not less than 10 Business Days) within which to make a binding commitment to purchase or otherwise acquire that number of shares out of such issuance, sale or distribution on the same terms as the remaining shares are being issued, sold or distributed which will permit Freightliner to retain the same percentage ownership in Oshkosh that it has immediately prior to the completion of such issuance, sale or distribution. If Class B Common Stock is being issued, sold or distributed, Freightliner pre-transaction and post-transaction percentage ownership shall be calculated in the same manner that the Standstill Percentage and Freightliner's beneficial ownership are calculated.

             (b) Notwithstanding anything to the contrary in this Section 6.3, Freightliner shall have no right of prior notice with respect to the grant or exercise of any rights to acquire shares of capital stock of Oshkosh under existing or future grants of options, restricted stock or performance share units under the Oshkosh 1990 Incentive Stock Plan for Key Employees, as amended, or the 1994 Long Term Incentive Compensation Plan ("LTICP"), and instead shall have the right only to notice of any exercise of options, vesting of restricted shares or delivery of shares under the LTICP. If Freightliner shall exercise its preemptive rights as to any such exercise, the price at which Oshkosh will issue and sell such shares shall be the greater of $15 per share or the price at which Common Stock is so issued pursuant to such exercise.

             SECTION 6.4  Board of Directors.   (a)  Promptly after the
   Closing Date, Oshkosh will take such action as may be necessary to increase the size of its Board of Directors from seven members to ten members, with seven of such members being elected by the holders of the Class A Common Stock and three of such members being elected by the holders of the Class B Common Stock, and to fill the vacancy among the Class B directors by electing the President and Chief Executive Officer of Freightliner as a Class B director (the "Freightliner Director").

             (b)  Except as provided in paragraph (a), during the Alliance
   Period:

             (i) Oshkosh will not take or recommend to its stockholders any action which would cause the number of Class A directors to exceed six or would cause the number of Class B directors to exceed two; and

             (ii) in connection with each meeting of stockholders of Oshkosh, Oshkosh shall nominate the President and Chief Executive Officer of Freightliner to serve as a Class B director until the next succeeding Annual Meeting of Stockholders of Oshkosh or until his successor shall have been elected and qualified and shall use its best efforts to cause him to be elected.

             SECTION 6.5 Standstill Restrictions. Except as otherwise contemplated or required by this Alliance Agreement, from the date hereof through the expiration of the Alliance Period, Freightliner shall not, and shall not permit any of its Subsidiaries to:

             (a) in any manner acquire, agree to acquire, make any proposal to acquire or announce or disclose any intention to make a proposal to acquire, directly or indirectly, all or any significant portion of the assets of Oshkosh or any Voting Stock except that Freightliner or its Subsidiaries may acquire beneficial ownership of Voting Stock if, after giving effect to such acquisition, Freightliner, its Subsidiaries and its Affiliates would beneficially own Voting Stock not in excess of the Standstill Percentage;

             (b) propose to enter into, or announce or disclose any intention to propose to enter into, directly or indirectly, any merger or business combination involving Oshkosh or any of its Subsidiaries or to purchase, directly or indirectly, a material portion of the assets of the Company;

             (c) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A of the Exchange Act) to vote, or seek to advise or influence any person with respect to the voting of, any Voting Stock, or become a "participant" in any "election contest" (as such terms are used or defined in Regulation 14A of the Exchange Act) relating to the election of directors of Oshkosh; provided, however, that Freightliner shall not be deemed to have engaged in a "solicitation" or to have become a "participant" by reason of the presence of the Freightliner Director on the Board of Directors of Oshkosh or by reason of its voting its Voting Stock in any such election or by reason of Oshkosh's solicitation of proxies in connection with any annual or special meeting of stockholders of Oshkosh;

             (d) form, join or in any way participate in a "group" (as defined in Section 13(d)(3) of the Exchange Act) or otherwise act in concert with any Person (i) for the purpose of circumventing the provisions of this Section 6.5, or (ii) other than Freightliner and its Affiliates, for the purpose of acquiring, holding, voting or disposing of any Voting Stock; or

             (e) deposit any Voting Stock in a voting trust or subject any Voting Stock to a voting or similar agreement.

   Notwithstanding the foregoing, Freightliner shall not be obligated to dispose of any shares of Voting Stock if its beneficial ownership percentage of outstanding Voting Stock is increased as a result of a recapitalization of Oshkosh or a repurchase of securities by Oshkosh or any other action taken by Oshkosh or its Subsidiaries.

             SECTION 6.6 Restrictions on Transfers of Voting Stock. At any time prior to the delivery of a Termination Notice pursuant to Section 9.2, neither Freightliner nor any of its Subsidiaries shall, directly or indirectly, sell, dispose of or otherwise transfer any Voting Stock or Warrants, except:

             (a)  to Oshkosh or any Person or group approved by Oshkosh;

             (b) to Freightliner or any of its Subsidiaries which agrees to be bound by this Section 6.6;

             (c) pursuant to a merger or consolidation of Oshkosh or pursuant to a plan of liquidation of Oshkosh, in each case which has been approved by the Board of Directors of Oshkosh;

             (d) in response to a tender or exchange offer made in accordance with Regulation 14D of the Exchange Act; provided that no tender of Voting Stock is made prior to two Business Days before the scheduled expiration of the tender or exchange offer;

             (e) at any time following a Change in Control of Oshkosh, in accordance with the procedures set forth in Section 6.7; and

             (f) at any time following the occurrence of a Business Deadlock, in accordance with the procedures set forth in Section 6.7.

             SECTION 6.7  Rights of First Refusal; Restrictions on Transfer.

             (a) If, in reliance on clause (e) or (f) of Section 6.6, Freightliner or one of its Subsidiaries desires to dispose, in a bona fide third party transaction, of all or any of its Voting Stock or Warrants pursuant to a written offer received from a third party proposing to purchase such shares (such offer hereinafter referred to as the "Offer" and such third party as the "Offeror"), Freightliner shall give written notice (the "Notice") to Oshkosh of the terms and conditions of such Offer and shall deliver a copy of the Offer to Oshkosh. Oshkosh shall have the option (the "Right of First Refusal"), but not the obligation, exercisable for not more than 15 Business Days from the date that Oshkosh receives the Notice, to purchase all, but not less than all, of the Voting Stock or Warrants, or both, for which the Offer was made at the price and upon the same terms and conditions set forth in the Offer or, in the case of non-cash consideration, the cash equivalent thereof. (Freightliner and Oshkosh are sometimes referred to in this Section 6.7 individually as a "Party" and collectively as the "Parties.")

             (b) If, for any reason, Oshkosh fails to exercise the Right of First Refusal within the applicable exercise period, no subsequent exercise thereof shall be effected, and Freightliner or its Subsidiary shall have the right for a period of 60 days following the expiration of the Right of First Refusal, to sell its Voting Stock or Warrants, or both, that are the subject of the Notice, free and clear of the restrictions or limitations of this Alliance Agreement in a bona fide transaction or transactions; provided, however, that such sale may only be made to the Offeror on the same or more favorable terms and conditions as the terms and conditions of the Offer or to a third party on more favorable terms and conditions than the terms and conditions of the Offer. If any Voting Stock or Warrants are not sold pursuant to the provisions of this paragraph prior to the expiration of the 60 day period specified herein, such Voting Stock or Warrants, or both, shall become subject once again to the provisions and restrictions hereof.

             (c) If, in reliance on clause (e) or (f) of Section 6.6, Freightliner or one of it Subsidiaries exercises its right to demand registration of Voting Stock as provided in Annex C or otherwise proposes to sell shares of Class B Common Stock through the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other national securities exchange on which such stock is then listed and sold, it shall give the notice required in Annex C that it otherwise is proposing to sell a specified amount of Voting Stock through NASDAQ or such other exchange and for all purposes of this Section 6.7 any such notice shall be deemed a Notice of an Offer to purchase the number of shares specified in the Notice for cash at a per share price equal to the Market Price. As used herein, the "Market Price" means the average of the daily closing prices per share of Class B Common Stock for the 20 consecutive trading days preceding the date on which the Notice was sent on which the Common Stock actually traded as reported by the NASDAQ or such other exchange. In the event that Oshkosh fails to exercise its Right of First Refusal on shares of Class B Common Stock proposed to be sold by Freightliner or one of its Subsidiaries through NASDAQ or such other exchange within 10 days of the date of such Notice of an Offer, Freightliner or such Subsidiary shall have the right to sell such shares through NASDAQ or such other exchange during the 60 day period contemplated by paragraph (b) without reference to the provisory clause in the first sentence of such paragraph unless such sale is being made pursuant to a registration statement in which event such 60 day period shall not be deemed to commence until the registration statement covering such shares is effective.

             (d) The exercise of a Right of First Refusal shall be effected only by giving notice (the "Exercise Notice") to Freightliner not later than the close of business on the last date set forth herein for the exercise thereof, if any, setting forth the election to exercise such Right of First Refusal. The Exercise Notice shall also specify the date on which the closing of the transaction will take place, which shall be not less than 10 nor more than 15 days after the date of the Exercise Notice or, if the Offer specified a date for closing, such specified date.

             (e) The closing of any transaction resulting from the exercise of a Right of First Refusal (hereinafter the "First Refusal Closing") shall take place at the offices of Freightliner. At any First Refusal Closing, subject to the conditions herein set forth, the certificates representing the shares being purchased shall be delivered, free and clear of any Encumbrances whether or not noted thereon, duly endorsed for transfer with signatures guaranteed by a commercial bank or a member of the New York Stock Exchange, and accompanied by any required transfer tax stamps, against payment of the aggregate purchase price for such shares by wire transfer of immediately available funds or by certified or official bank check payable to the direct order of Freightliner or its Subsidiary, as the case may be.

             (f) If a Right of First Refusal is not exercised within the period of time set forth herein for its exercise, such Right of First Refusal shall lapse and shall be null and void and no Party shall have any further rights or obligations thereunder. Time is of the essence with respect to all time periods prescribed in this Section 6.7.

             (g) Certificates representing the Shares, the Warrants and, if the Warrants are exercised in accordance with their terms, the Warrant Shares shall bear an appropriate legend to the effect that such securities may only be transferred in accordance with this Alliance Agreement.

             SECTION 6.8 Registration Rights. Subject to the provisions of Sections 6.6 and 6.7, Oshkosh shall make available to Freightliner and any of its Subsidiaries registration rights in accordance with the provisions of Annex C which is attached hereto and incorporated herein by reference.

             SECTION 6.9 Consents. Each of the parties hereto shall use its commercially reasonable best efforts to obtain consents of all Persons and Governmental Bodies necessary to the consummation of the transactions contemplated by this Agreement.

             SECTION 6.10 Certain Filings. Freightliner and Oshkosh will file or cause to be filed with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "Department of Justice") pursuant to the Hart-Scott Rodino Act all requisite documents and notifications in connection with the transactions contemplated hereby and will use their respective best efforts to insure that the applicable waiting period under the Hart-Scott-Rodino Act expires or is terminated as soon as is reasonably possible. Each of Freightliner and Oshkosh will make or cause to be made all such other filings and submissions under laws and regulations that may be applicable to each of them, respectively, if any, as may be required for each of them, respectively, to consummate the transactions contemplated by this Agreement. Freightliner and Oshkosh will cooperate and coordinate with one another in exchanging such information and assistance as the other may request in connection with all of the foregoing.

             SECTION 6.11 Notices of Certain Events. Prior to the Closing each of Freightliner and Oshkosh shall promptly notify the other of its receipt or discovery of:

             (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Alliance Agreement;

             (b) any notice or other communication from any Governmental Body in connection with the transactions contemplated by this Alliance Agreement;

             (c) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause
        (x) any representation or warranty contained in this Alliance Agreement to be untrue or inaccurate or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in all material respects; and

             (d) any failure of either party to comply with or satisfy in all material respects any covenant, condition or agreement to be complied with or satisfied by such party hereunder;

   provided, however, that the delivery of any notice pursuant to this
   Section 6.11 shall not limit or otherwise affect the remedies available hereunder to the party entitled to receipt of such notice.

             SECTION 6.12 Further Assurances. Upon the terms and subject to the conditions hereof, each of the parties hereto shall (except as otherwise required by law) use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to obtain in a timely manner all necessary waivers, consents and approvals. From time to time after the Closing Date, without further consideration from the other party, each of Freightliner and Oshkosh will at their own expense execute and deliver such other and further documents as the other may reasonably request in order more effectively to consummate and complete the transactions contemplated hereby.

             SECTION 6.13 Public Announcements. Prior to the Closing neither Freightliner nor Oshkosh shall issue any press release or otherwise make any public statement with respect to any of the transactions contemplated by this Alliance Agreement without the prior written consent of the other party hereto, except as may be required by applicable law.

             SECTION 6.14 Other Offers. From the date hereof until the earlier of the termination of this Alliance Agreement and the Closing Date, neither Oshkosh nor any officer, director, employee or other agent of Oshkosh will, directly or indirectly, (i) take any action to solicit, initiate or encourage any inquiries or the making or implementation of any proposal or offer with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, Oshkosh or any of its Subsidiaries (a "Company Acquisition Proposal"), other than the transactions contemplated by this Alliance Agreement and the Asset Purchase Agreement, or (ii) engage in negotiations with, or disclose any nonpublic information relating to the Company or afford access to the properties, books or records of Oshkosh or any of its Subsidiaries to, any Person that Oshkosh believes may be considering making, or has made, a Company Acquisition Proposal. Oshkosh will promptly notify Freightliner upon receipt of any Company Acquisition Proposal or any indication that any Person is considering making a Company Acquisition Proposal or any request for nonpublic information relating to the Company or for access to the properties, books or records of Oshkosh or any of its Subsidiaries by any Person that may be considering making, or has made, a Company Acquisition Proposal and will keep Freightliner fully informed of the status and details of any such Company Acquisition Proposal, indication or request.


                                   ARTICLE VII

                               ALLIANCE COVENANTS

             SECTION 7.1 Purpose. Freightliner and Oshkosh will jointly collaborate and mutually assist one another as provided hereunder (the "Alliance") for the purpose of (i) jointly continuing, developing and expanding their pursuit of the Class 8 vocational (construction, refuse and fire) and on/off highway and specialty heavy vehicle markets, (ii) jointly pursuing and expanding Oshkosh's components offering to the market (such as independent suspension, all wheel drive and all wheel steer) and
   (iii) jointly pursuing and expanding the parties' respective government businesses, principally sales to the United States Department of Defense ("DOD"). The Alliance will consist of joint efforts in the following six major areas: (1) transfer of Freightliner's non-commercial DOD business to Oshkosh; (2) utilization of Freightliner's dealer network and sales and marketing distribution system to distribute selected Oshkosh products; (3) design and development work on the Oshkosh F-Series and J-Series on/off highway haulers, including integration of Freightliner cabs; (4) distribution of Oshkosh and Freightliner products in international markets other than Canada and Mexico on a case-by-case basis through the distribution channels of Oshkosh, Freightliner and, if appropriate, Mercedes-Benz; (5) design and development work preparatory for Oshkosh assembly of all wheel drive vehicles, all wheel steer vehicles, twin steer vehicles and body installation of rear discharge mixers and snow plows using Freightliner's "SD Trucks," and (6) joint truck component development and introduction of each company's components into the other's products.

             SECTION 7.2 Non-Commercial DOD Business. (a) Freightliner will transfer its non-commercial DOD business (which consists of Freightliner's severe duty truck models M915, M916 and M917, together with all extensions, derivatives or remanufacture of those models and any new models equal to or exceeding the gross vehicle weight of those models) to Oshkosh and will cooperate in transferring to Oshkosh, through novation, assignment or other means, any prime contract awarded to Freightliner based on Solicitation No. DAAEO7-95-R-R020. The term "DOD" shall be deemed to include sales for national guard or military reserve units. In addition, the FMTV and other projects may be jointly pursued by the parties.

             (b) Oshkosh will assume primary responsibility for assembly of the 915, 916 and 917 products for the non-commercial DOD business. Freightliner will supply Oshkosh with cabs and other components at a unit price to be negotiated. Freightliner will be responsible for Freightliner designs and third party liability arising out of such designs. Oshkosh will be responsible for third party liability arising out of permissible Oshkosh modifications of Freightliner designs. Freightliner will promptly notify Oshkosh of all design changes for the commercial models on which the M915 series trucks are based.

             (c) Freightliner will rely on Oshkosh to develop and grow this business as the heavy truck specialist to the DOD and international customers. Oshkosh will seek Freightliner counsel on new defense business opportunities and will utilitze Freighliner designs and components to the extent feasible in this special market niche.

             (d) Aftermarket service for vehicles sold in the non-commercial DOD business shall be the responsibility of Oshkosh, with such support and assistance as it may reasonably request from time to time from Freightliner. Aftermarket service, parts sales and distribution will be reviewed by the parties with a view toward best meeting the needs of the parties and their customers.

             (e) Freightliner and Oshkosh will use their respective best efforts to insure a smooth, efficient and expeditious transition of responsibilities in this business, having due regard for the needs and wishes of the DOD as the customer.

             (f) Except as otherwise provided herein, this segment of the Alliance will not affect either party's commercial business with other agencies of the U.S. government, the states and any municipalities, except that each party will use its best efforts to make known to the other any opportunities in those areas which present the potential for increased business and will provide such support and assistance in pursuing such business as the other may reasonably request. In accordance with the foregoing, Oshkosh will use its best efforts to assist Freightliner with maximizing Freightliner's sales to the General Services Administration.

             (g) The parties will jointly determine, on a country-by-country basis, the optimum profile of their cooperation to maximize sales of commercial and non-commercial trucks and spare parts to foreign governmental customers.

             SECTION 7.3 Front Discharge Concrete Truck. (a) Oshkosh will continue manufacturing and assembling its S-series front discharge concrete truck, including the mixer barrel which is also manufactured and installed by Oshkosh. Design, engineering and product development relating to this product will continue to be the responsibility of Oshkosh.

             (b) Freightliner will assume responsibility for marketing, sales, distribution and customer support following a transition process mutually agreed upon. "Customer support", where used in this Alliance Agreement, shall include aftermarket service (including warranty administration) and parts sales.

             (c) This product will continue to be an Oshkosh branded product.

             SECTION 7.4 Oshkosh Refuse Products. (a) Oshkosh will continue manufacturing and assembling its refuse collection product line. Design, engineering and product development relating to this product will continue to be the responsibility of Oshkosh. Oshkosh and Freightliner will jointly pursue design improvements and cost and weight reduction opportunities for these products. If, as or when Freightliner may have relevant information for such design, engineering or product development, it will promptly advise Oshkosh of such information.

             (b) Freightliner will assume responsibility for marketing, sales, distribution and customer support following a transition process mutually agreed upon.

             (c) These products will continue to be Oshkosh branded products.

             SECTION 7.5 On/Off Highway Haulers (F and J Series). (a) Freightliner and Oshkosh will promptly form a joint team with relevant experience and expertise which will be assigned the tasks of lowering the weight and cost of the Oshkosh F-Series on/off highway haulers and of integrating Freightliner designed and manufactured cabs into the design of these products.

             (b) Promptly following completion of the tasks described in paragraph (a), and if feasible, Oshkosh shall commence manufacturing and assembling the F-Series on/off highway haulers utilizing Freightliner produced cabs. Freightliner shall produce and sell such cabs to Oshkosh for use in the F-Series on/off highway haulers. For the long term, design, engineering and product development relating to this product will continue to be the responsibility of Oshkosh.

             (c) Freightliner will assume responsibility for marketing, sales, distribution and customer support, following a transition process mutually agreed upon.

             (d) This product will continue to be an Oshkosh branded product unless the parties otherwise agree.

             (e) In the event an active market develops for the J-Series, Oshkosh and Freightliner will discuss a similar program as that developed for the F-Series.

             SECTION 7.6  Integrated Rear Discharge Concrete Truck Mixer.
   (a) Freightliner and Oshkosh will jointly offer the market fully integrated rear discharge concrete trucks and mixers consisting of Oshkosh assembled Freightliner SD Trucks (the FLD 112 SD and FLD 120 SD 6x6 and 6x4 models) with Oshkosh mixer systems installed thereon. Oshkosh will provide for the requirements of Freightliner for such systems on a preferred basis.

             (b) Oshkosh will be responsible for assembling this product in its facilities. Freightliner will provide Oshkosh with fully trimmed cabs and piece parts for Oshkosh assembly.

             (c) Freightliner will assume responsibility for marketing and sales, distribution and customer support.

             (d) The concrete truck will bear the Freightliner name, and the Oshkosh mixer system will bear the Oshkosh name.

             SECTION 7.7  Twin Steer Trucks.

             (a) Oshkosh will assume responsibility for assembling Freightliner FLD and FLB twin steer (two steerable front axles) trucks according to Freightliner designs.

             (b) Oshkosh will be responsible for assembling this product in its facilities. Freightliner will provide Oshkosh with fully trimmed cabs and piece parts for Oshkosh assembly.

             (c) Freightliner will continue to have responsibility for marketing and sales, distribution and customer support.

             SECTION 7.8  All Wheel Drive Trucks.

             (a) Oshkosh will lead the joint design and development of an all wheel drive design for Freightliner's FLD models.

             (b) Oshkosh will be responsible for assembling this product in its facilities. Freightliner will provide Oshkosh with fully trimmed cabs and piece parts for Oshkosh assembly.

             (c) Freightliner will assume responsibility for marketing and sales, distribution and customer support.

             SECTION 7.9 Oshkosh Snow Removal and ARFF Trucks. (a) Oshkosh will retain complete responsibility for design, development, manufacture, marketing and sales, distribution and customer support with respect to its specialized airport snow removal trucks and airport Aircraft Rescue Fire Fighting (ARFF) trucks.

             (b) Freightliner shall use its best efforts to cause its dealer network and sales and marketing distribution system to provide such distribution and product support for these Oshkosh products as Oshkosh may from time to time reasonably request.

             (c) Freightliner will assume responsibility for marketing, sales, distribution and customer support for Oshkosh non-airport snow removal trucks, following a transition process mutually agreed upon. Oshkosh will retain responsibility for manufacture, design, engineering and product development relating to this product and Freightliner will advise Oshkosh of relevant design, engineering and product development information of which it may become aware from time to time.

             (d) These products will continue to be Oshkosh branded products.

             SECTION 7.10 Unimog. (a) Oshkosh will pursue discussions with representatives of Mercedes-Benz to be facilitated by Freightliner. Subject to business review and feasibility studies by the parties which conclude that the effort will be mutually beneficial, with the approval of Mercedes-Benz, Oshkosh will undertake a design and engineering effort to modify Mercedes-Benz's Unimog product so that it more closely and adequately meets the requirements of the North American market.

             (b) Following agreement and completion of the project contemplated by paragraph (a), the parties intend that Oshkosh would assume responsibility for manufacturing the Unimog, as redesigned, for all North American sales of the product at a unit price and upon terms and conditions to be agreed upon by the parties and Mercedes-Benz.

             (c) Oshkosh will be responsible for all North American U.S. governmental and military sales of the redesigned product. Freightliner would be responsible for all other North American distribution of the Unimog. Customer support shall be as determined jointly by the parties.

             (d) The brand name of this product will be determined by the parties.

             SECTION 7.11 Components. (a) Freightliner and Oshkosh will promptly form a joint team with relevant experience and expertise which will be assigned the tasks of exploring the development and manufacture of axles and suspension systems and, in particular, the feasibility of a new heavy-duty independent suspension and drive system that could be used for heavy on/off road trucks of 46,000 pounds and greater rear tandem capacity. If such a system is feasible based on the best technology of Freightliner and Oshkosh, the parties will pursue the development and manufacture of such a system, with Oshkosh taking the lead responsibility for the project.

             (b) Oshkosh will continue to engineer and assemble its current products utilizing the Oshkosh all wheel drive and all wheel steer components. Oshkosh will purchase cabs, fabrications, suspension systems and chassis mounting hardware from Freightliner for inclusion in these products to the extent that such components are competitive with alternative sources in cost, quality and delivery.

             (c) Freightliner will purchase drive/steer axles, transfer cases, central tire inflation systems, ALL STEER/TM/ systems, independent suspensions and other component systems from Oshkosh to the extent that such components are competitive with alternative sources in cost, quality and delivery.

             SECTION 7.12 Sourcing Coordination. Freightliner and Oshkosh will coordinate their purchasing programs so as to rationalize suppliers with whom they do business, maximize common supplier purchasing in order to achieve maximum volume discounts, maximize utilization of supplier engineering resources and generally to insure that they are achieving the lowest possible supplier costs that may be achievable by or available to either of them. Each party will use its reasonable best efforts to provide the other with access to its suppliers for products purchased by the other party. Oshkosh and Freightliner will review their coordinated purchasing activities on a regular periodic basis.

             SECTION 7.13 Protection of Intellectual Property Interests. Freightliner and Oshkosh shall enter into such patent, trade secret, trademark, tradename and other protected intellectual property nonexclusive, royalty-free licenses as needed to cover the parties' respective intellectual property being utilized by one or the other in the pursuit of the Alliance. Such licenses shall contain all reasonable provisions necessary to assure that the party with a protectible interest in any intellectual property being used in the Alliance will not lose such interest or otherwise have it diluted or diminished. With respect to trade secrets, the parties will enter into an appropriate protective non-disclosure agreement.

             SECTION 7.14 Pricing. Oshkosh and Freightliner will jointly develop pricing methodologies between the two companies for products (including spare parts support) discussed in Sections 7.2 , 7.3, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9 and 7.11 of this Article VII. Distinct value-based methodologies shall be used with respect to each product and related parts.

             SECTION 7.15 Systems Integration. Through the Management Information Systems Functional Committee contemplated by Section 8.2(a) hereof, Oshkosh and Freightliner will establish a joint team to formulate detailed proposals for most efficiently supporting the manufacturing and distribution objectives of this Alliance Agreement. These systems encompass at least the following: sales, marketing, engineering, manufacturing, finance, purchasing, warranty, materials, spare parts and dealer systems.

             SECTION 7.16    Sales and Parts Distribution Transition.

             (a) The parties will evaluate the best use of current Oshkosh and Freightliner parts distribution centers and regional service centers based on the support needs for the products to be distributed under this Alliance Agreement. The parties will use their best efforts to ensure a smooth and efficient transition of any parts distribution so as to minimize the disruption to customers.

             (b) Oshkosh and Freightliner will jointly develop a reasonable transition plan, with respect to each of the products to be distributed by Freightliner, for transferring distribution from Oshkosh dealers and the current Oshkosh direct sales division to authorized Freightliner dealers. Communication to existing Oshkosh dealers and to potential Freightliner dealers shall be coordinated in order to preserve dealer and customer good will and a continuity and positive image in the market for the respective products. The parties acknowledge that transition planning must take into account contractual, legal and ethical obligations to their existing dealers and customers. Oshkosh's dealers and direct sales accounts are listed in Tables 1 and 2, respectively, are attached to and incorporated into this Alliance Agreement. Also, in the transition planning, the issue of Oshkosh's lost vendor (all makes) parts sales will be addressed by the Customer Support Committee in order to appropriately compensate Oshkosh, and the resolution of this issue will be subsequently approved by the EAB.

             SECTION 7.17 Continuity of Sourcing. Since Oshkosh will make significant facility investments for improved productivity and paint quality to accommodate assembly of the Freightliner products, both parties agree that Freightliner products transferred to Oshkosh for assembly or manufacture will not be withdrawn by Freightliner during the Alliance period unless mutually agreed as long as Oshkosh meets Freightliner's quality, delivery, and contract price requirements. Further, Oshkosh will not refuse to assemble trucks that the company has contracted to produce during the term of the Alliance. Further, each company will consider the other a preferred supplier and assembler for those products that are within each company's competence and capacity.


                                  ARTICLE VIII

                     ORGANIZATION AND MANAGEMENT OF ALLIANCE

             SECTION 8.1  Executive Advisory Board.

             (a) Composition. Promptly following the Closing Date an executive advisory board (the "Executive Advisory Board" or "EAB") shall be established to manage and direct the overall activities and direction of the Alliance. The EAB shall consist of an equal number of representatives from Freightliner and Oshkosh (each, a "Member") who shall be designated by each to the other in writing and who shall be senior management personnel or of comparable responsibility and authority with Freightliner and Oshkosh, respectively.

             (b) Responsibilities; Authority. The Executive Advisory Board shall have responsibility for the management and coordination of the Alliance. It shall not have the right or authority to prevent or otherwise impede either party from making its own corporate decisions regarding internal policies and actions; provided, however, that if such decision would affect the Alliance in any material way, the parties must inform one another and discuss the consequence; and provided, further that each party may be required to consult with their respective Chief Executive Officers or Boards of Directors for review or approval dependent on the strategic implication on capital or resource commitments prior to reaching a decision. Subject to the preceding sentence, the Executive Advisory Board shall have full power and decision-making authority with respect to the following overall Alliance policies, decisions and actions:

             (i)  Alliance product strategy;

             (ii) Alliance engineering, manufacturing and service activities;

             (iii) Alliance sales and marketing efforts and coordination;

             (iv) Changes (by way of expansion or contraction) in the scope of the Alliance;

             (v) Resolution of issues and questions for decision referred to the EAB by the Functional Committees (as hereinafter defined);

             (vi) Confidentiality issues;

             (vii) Any other Alliance matters specifically provided in this Alliance Agreement or otherwise referred to the EAB jointly by the parties; and

             (viii) It is a primary responsibility of the EAB to develop a formal and seamless process for each of the commercial products delineated initially in ARTICLE VII (or added in the future) that (1) meets customer needs, (2) evolves the product, service, and support to meet changing market requirements, (3) incorporates new technology, (4) meets appropriate safety, quality, and reliability standards, (5) resolves cost, service, and quality issues promptly, and (6) utilizes the supply base and distribution system effectively. The basic purpose of this process is to ensure that each product leads in its market segment. Extra attention will be given to the development and monitoring of this process by the EAB since the product responsibilities are joint between two parties separated by both distance and experience.

        The product activities between the two companies should be coordinated as well or better than they are in either company alone. These processes will be developed jointly for each product and market by the Oshkosh designated product manager and the appropriate vocational manager at Freightliner with support from the functional committees listed below. The processes will be approved by the EAB. Most of the important activity of the EAB will be monitoring these processes and judging whether they are successful in meeting the objectives of market leadership and increased returns to both companies. Development of these processes will rely on the internal procedures of Oshkosh and Freightliner to the extent feasible. These processes should encompass the total quality focus of ISO 9001 or a similar total quality system. To the extent feasible, the process will be similar for all joint alliance products and projects.

             (c) Co-Chairmen. Each party shall be entitled to designate a Co-Chairman of the Executive Advisory Board (the "Co-Chairman").

             (d) Meetings. The Executive Advisory Board shall hold at least four meetings in the first year and thereafter at least two meetings per year. Any meeting of the Executive Advisory Board may be called by the Co-Chairmen or any other two Members upon not less than fourteen days prior written notice given to all the Members setting forth the date, time, place and agenda for the meeting. The place of the meetings shall rotate between the principal executive offices of the parties. A quorum for the conduct of business of the EAB at any meeting shall be a majority of the Members; provided at least one representative of each party is in attendance.

             (e) Removal; Vacancies. Each party shall be entitled to remove any Member designated by such party (including, if applicable, the Co-Chairman) at any time and for any reason. Such removal shall be immediately effective upon notice thereof to the other party, and no action thereafter taken by such Member (including, if applicable, in his capacity as Co-Chairman) so removed shall have any force or effect. If a Member is so removed, or a Member resigns, dies or ceases for any other reason to function as a Member (including, if applicable, as Co-Chairman), the party which designated such Member shall be entitled to designate a replacement for such Member (including, if applicable, the Co-Chairman.

             (f) Action by the Executive Advisory Board. The Executive Advisory Board may take action only by a unanimous vote at a duly convened meeting or by a written action signed by all Members. Actions of the Executive Advisory Board shall be binding upon the parties with respect to their respective obligations and responsibilities under this Alliance Agreement, except where approval of the Board of Directors or Chief Executive Officer may be required, in which event each party shall be obligated to obtain such approval prior to the meeting of the EAB at which such decision will be considered.

             (g) Other Governing Procedures. Other governing procedures with respect to the EAB which are not set forth herein shall be established by the EAB.

             SECTION 8.2  Functional and Ad-Hoc Committees.

             (a) Functional Areas; Composition. Six functional committees (the "Functional Committees") shall be established, one for each of the following functional areas:

             (i)  Sales, Marketing and Distribution;

             (ii) Product Development and Engineering;

             (iii)     Manufacturing, Purchasing and Quality Assurance;

             (iv) Customer Support activities (including product support, warranty administration, customer service and spare parts);

             (v)  Management information systems; and

             (vi) Defense business.

   In addition, the Executive Advisory Board may establish such additional ad-hoc committees as it deems necessary or appropriate ("Ad-Hoc Committees") and may terminate or amend the responsibilities of any Functional Committee. Each of Freightliner and Oshkosh shall designate in writing individuals to serve as members of each Functional Committee, which shall be managerial employees with responsibility within Freightliner or Oshkosh, respectively, for the specific functional area for which such Functional Committee is responsible. Any Ad-Hoc or Functional Committee shall be comprised of such members as the EAB shall determine, but not less than two, with an equal number designated by each party.

             (b) Responsibilities; Authority. The Functional Committees shall have responsibility for coordination of the broad, overall activities of the Alliance within their respective functional areas and for the continuing review and adjustment of the progress of the Alliance in such area. The Functional Committees shall have management and decision-making power and authority regarding all matters specific to their respective general functional areas. Ad-Hoc Committees shall have such responsibility and authority as is conferred on them by the Executive Advisory Board.

             (c) Committee Action; Executive Advisory Board Review. A Functional Committee may take action only by a unanimous vote at a duly convened meeting, or by a written action signed by all the members of such Functional Committee. A quorum for the conduct of business of any Functional Committee at any meeting shall be a majority of the Members; provided at least one representative of each party is in attendance. Actions of any Functional Committee shall be binding upon the parties with respect to their respective obligations under this Alliance Agreement.
   The procedures for taking action by any Ad-Hoc Committee shall be determined by the EAB at the time of creation of such Ad-Hoc Committee and shall be binding upon the parties. If, after due consideration of a matter, the members of a Functional Committee or Ad-Hoc Committee are unable to reach a consensus with respect to such matter, the matter may be referred to the Executive Advisory Board by any member of such Functional Committee or Ad-Hoc Committee.

             (d) Other Functional Committee Governing Procedures. Other governing procedures with respect to any Functional Committee not set forth herein shall be established by such Functional Committee.

             (e) Additional Defense Opportunities. The Defense Committee and, if needed, the EAB, will discuss all non-commercial defense opportunities for vehicle sales of GVW rating lower than the heavy truck category in order to determine whether it is advantageous for the parties to jointly pursue any of these opportunities.

             SECTION 8.3 Seconded Representatives. In order to better facilitate the implementation of the Alliance and the coordination of Alliance activities, a reasonable number of personnel from each party may be sent to and located at the other party's facilities. Each party agrees to provide (at its own expense) adequate office facilities and office support for such personnel sent by the other party. All other costs associated with such personnel shall be borne by the party sending such personnel.

             SECTION 8.4 Consultation Procedures. Whenever in Article VII a party (the "Consulting Party") is required to "consult" with the other party (the "Consulted Party") with respect to a particular matter or decision, the Consulting Party shall, at a minimum, afford the Consulted Party, as and to the extent required by this Section 8.4, opportunities for substantive input into the matter or decision in question prior to any resolution of such matter or the making of such decision by the Consulting Party.

                  (a) Decision Notice. The Consulting Party shall normally give the Consulted Party written notice of the matter or decision with respect to which the Consulted Party is being consulted (the "Decision Notice"). The Decision Notice shall state the Consulting Party's preliminary or tentative position or decision and explain in reasonable detail the various factors it believes to be relevant or decisive in reaching its preliminary position or decision. If the circumstances make delivery of the Decision Notice in writing impracticable, such notice may be delivered telephonically, but in any event shall be given a reasonable period of time prior to the date the matter is finally resolved or the decision made.

                  (b) Discussion Opportunity. The Consulted Party shall have a reasonable period of time after receiving the Decision Notice to reply thereto (in writing if it so elects). If after such reply a mutually agreeable resolution or decision is not promptly reached, the Consulting Party shall afford the Consulted Party prior to a final resolution or decision, a reasonable opportunity to meet with the Consulting Party to discuss the particular matter or decision.

                  (c) Good Faith. The parties understand and agree that the foregoing consultation procedures shall be conducted in good faith, consistent with the cooperative principles set forth in this Alliance Agreement, having due regard for the particular individual interests of each party.

             SECTION 8.5 Dispute Resolution; Deadlock. The parties will endeavor in good faith to resolve mutually any dispute between them involving the interpretation, application or performance of Article VII and this Article VIII. Any such dispute which cannot be resolved by the personnel immediately involved shall be referred to the appropriate Functional Committee for resolution, or if no resolution, for a clear definition of the issue or issues. The issue or issues so defined shall then be referred to the EAB for final resolution. The parties will also endeavor to negotiate and otherwise cooperate in good faith with each other so that the members will reach unanimity with respect to any matter considered by the EAB in accordance with this Article. Any dispute between the Members involving the interpretation, application or performance of Article VII or this Article VIII which cannot be so finally resolved, and any matter considered by the EAB in accordance with this Agreement with respect to which the Members are unable to reach unanimity, shall be referred to the chief executive officers of Freightliner and Oshkosh, respectively, for resolution. The two chief executive officers of Freightliner and Oshkosh must resolve any such dispute within 30 days in order to preserve the Alliance. If a dispute cannot be resolved in such manner, the two chief executive officers shall use their best efforts to devise a strategy to move beyond the dispute to proceed with other Alliance matters. In such a case the dispute shall be declared unresolved and tabled.

             SECTION 8.6 Annual Review of Alliance. Freightliner and Oshkosh shall hold an annual review and evaluation of the success, progress and results of the Alliance for the preceding 12 month period.
   To the extent practicable, such review and evaluation shall be conducted not later than March 31 of each year. Such review shall be conducted under the leadership and direction of the Executive Advisory Board with the participation of such Functional Committees and Ad-Hoc Committees as the Executive Advisory Board shall determine. Such review and evaluation shall be conducted with reference, among other things, to the objectives of the parties expressed in their joint incremental sales synergies objectives for the third year of the Alliance. Such review and evaluation shall be reflected in an annual report of the results of the Alliance prepared under the supervision of the EAB, which shall carry the endorsement of the Executive Advisory Board. Such report shall be delivered in final form to the parties not later than April 30 of the year following the year which is being reviewed. Such report shall contain an affirmative resolution of the Executive Advisory Board to the effect that the objectives of the parties are under effective pursuit and that the Alliance continues to be a beneficial endeavor of the parties, or, if the EAB is unable to make such an affirmative statement, a statement to that effect.


                                   ARTICLE IX

                                   TERMINATION

             SECTION 9.1 Pre-Closing Termination. This Alliance Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

             (a)  by mutual written consent of Freightliner and Oshkosh;

             (b) by Freightliner or Oshkosh if the Closing has not occurred by September 30, 1995;

             (c) by Freightliner or Oshkosh if there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Freightliner or Oshkosh from consummating the transactions contemplated hereby is entered and such judgment, injunction, order or decree shall become final and nonappealable;

             (d) by Freightliner, upon a breach of any representation, warranty, covenant or agreement on the part of Oshkosh set forth in this Alliance Agreement, or if any representation or warranty of Oshkosh shall have become untrue, in either case such that the conditions set forth in Section 5.2 would be incapable of being satisfied by September 30, 1995 (or as otherwise extended); provided that, in any case, a willful breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 9.1(d); and

             (e) by Oshkosh upon a breach of any representation, warranty, covenant or agreement on the part of Freightliner set forth in this Alliance Agreement, or if any representation or warranty of Freightliner shall have become untrue, in either case such that the conditions set forth in Section 5.3 would be incapable of being satisfied by September 30, 1995 (or as otherwise extended); provided that, in any case, a willful breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 9.1(e).

             SECTION 9.2 Post-Closing Termination. Following the Closing Date, this Alliance Agreement may be terminated and the Alliance contemplated by Article VII may be abandoned only if during the 90-day period preceding a Renewal Anniversary (as defined below) either Freightliner or Oshkosh notifies the other in writing of the notifying party's election to terminate the Alliance Agreement (a "Termination Notice"), in which event this Alliance Agreement and the Alliance contemplated hereby shall expire and be terminated on the second anniversary of the Renewal Anniversary prior to which the Termination Notice is given. As used herein, the term Renewal Anniversary means any anniversary of the Closing Date which follows the Closing Date by a number of years that is an integral multiple of five.

             SECTION 9.3 Effect of Termination. If this Alliance Agreement is terminated pursuant to either Section 9.1 or Section 9.2, this Alliance Agreement shall become void and of no effect with no liability on the part of any party hereto, except that the agreements contained in Sections 6.13, 9.3 and 11.10 shall survive the termination hereof; provided, however, that nothing herein shall relieve either party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Alliance Agreement.


                                    ARTICLE X

                                 INDEMNIFICATION

             SECTION 10.1 Survival. The representations and warranties of the parties hereto contained in this Alliance Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing Date and shall remain in full force and effect until the second anniversary of the Closing Date. Notwithstanding the preceding sentence, any representation or warranty in respect of which indemnity may be sought under Section 10.2 or Section 10.3 shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the specific inaccuracy or breach thereof giving rise to such right to indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

             SECTION 10.2 Indemnification. (a) Oshkosh shall indemnify Freightliner and its Subsidiaries against, and shall hold them harmless from and against, any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) (collectively, "Loss") incurred or suffered by Freightliner or any of its Subsidiaries arising out of any misrepresen-tation or breach of warranty made by Oshkosh pursuant to this Alliance Agreement. No such indemnification obligation shall arise unless the aggregate amount of such Loss exceeds the sum of $100,000 and a claim therefor shall have been lodged by Freightliner against Oshkosh within two years following the Closing Date.

             (b) Freightliner shall indemnify Oshkosh and its Subsidiaries against, and shall hold them harmless from and against, any and all Loss incurred or suffered by Oshkosh or any of its Subsidiaries arising out of any misrepresentation or breach of warranty made by Freightliner pursuant to this Alliance Agreement. No such indemnification obligation shall arise unless the aggregate amount of such Loss exceeds the sum of $100,000 and a claim therefor shall have been lodged by Oshkosh against Freightliner within two years following the Closing Date.

             SECTION 10.3 Procedures. (a) The party seeking indemnification under Section 8.2 (the "Indemnified Party") shall give prompt notice to the party against whom indemnity is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such Section. The Indemnifying Party may, and at the request of the Indemnified Party shall, participate in and control the defense of any such suit, action or proceeding at its own expense. The Indemnifying Party shall not be liable under Section 8.2 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder; provided that such consent is not unreasonably withheld.

             (b) The Indemnified Party shall cooperate fully in all aspects of any matter for which indemnity is sought pursuant to this Article VIII with respect to an action brought by a third party, including, in such case, by providing reasonable access to employees and officers (as witnesses or otherwise) and other information.


                                   ARTICLE XI

                                  MISCELLANEOUS

             SECTION 11.1 Amendments; No Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Freightliner and Oshkosh or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

             SECTION 11.2 Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement among the parties with respect to the subject matter hereof, and supersedes all other prior agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof, and (b) shall not be assigned by operation of law or otherwise, provided that Freightliner may assign its rights and obligations to any wholly owned Subsidiary of Freightliner, but no such assignment shall relieve Freightliner of its obligations hereunder if such assignee does not perform such obligations.

             SECTION 11.3 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

             SECTION 11.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, facsimile transmission, telegram or telex, or by regis-tered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

             if to Freightliner, to:

             (by hand):
             Freightliner Corporation
             4747 North Channel Avenue
             Portland, Oregon 97217-7699

             (by mail):
             Freightliner Corporation
             P.O. Box 33849
             Portland, Oregon 97208-3849

             Attention: James T. Hubler, Esq.
                         General Counsel
             Telephone: 503-735-8000
             Facsimile:  503-735-8192

             with a copy to:

             Skadden, Arps, Slate, Meagher & Flom
             919 Third Avenue
             New York, NY  10022-9931
             Attention:     J. Michael Schell
             Telephone: 212-735-3150
             Facsimile:  212-735-2000

             if to Oshkosh, to:

             (by hand):
             Oshkosh Truck Corporation
             2307 Oregon Street
             Oshkosh, Wisconsin 54903-2566

             (by mail):
             Oshkosh Truck Corporation
             P.O. Box 2566
             Oshkosh, Wisconsin 54903-2566

             Attention:     R. Eugene Goodson
                                 Chairman and Chief Executive Officer
             Telephone: 414-233-9328
             Facsimile:  414-233-9624

             with copies to:

             Dempsey, Magnusen, Williamson & Lampe
             One Pearl Avenue
             Oshkosh, Wisconsin 54901
             Attention:     Timothy M. Dempsey
             Telephone: 414-235-7300
             Facsimile:  414-235-2011

             and

             Foley & Lardner
             Firstar Center
             777 East Wisconsin Avenue
             Milwaukee, Wisconsin 53202-5367
             Attention:     Michael W. Grebe
             Telephone: 414-297-5614
             Facsimile:  414-297-4900


   or to such other address as the person to whom notice is given has previously furnished to the others in writing in the manner set forth above.

             SECTION 11.5 Governing Law. Except with respect to those matters which by statute or the public policy of the State of Wisconsin must be governed by or construed in accordance with Wisconsin law by reason of Wisconsin's being Oshkosh's state of incorporation, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

             SECTION 11.6 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not part of this Alliance Agreement and shall not affect the meaning or interpretation of this Alliance Agreement.

             SECTION 11.7 Parties in Interest. This Alliance Agreement shall be binding upon and inure solely to the benefit of Freightliner and Oshkosh, respectively, and nothing in this Alliance Agreement, express or implied, is intended to or shall confer upon any other Person or Persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Alliance Agreement.

             SECTION 11.8 Counterparts. This Alliance Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

             SECTION 11.9 Equitable Relief. The parties hereto agree that irreparable damage would occur in the event of a breach of any of the provisions of this Agreement and that the parties shall be entitled to equitable relief, including injunctive relief and specific performance, as a remedy for any such breach, in addition to any other remedy at law or equity.

             SECTION 11.10 Expenses. Whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with the transactions contemplated by this Alliance Agreement shall be paid by the party incurring such expenses; provided that Freightliner and Oshkosh shall share equally the filing fee payable in respect of the prenotification filing pursuant to the Hart-Scott-Rodino Act.

             IN WITNESS WHEREOF, each of the parties has caused this Alliance Agreement to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                      FREIGHTLINER CORPORATION



                                      By: /s/ James L. Hebe
                                         Name:  James L. Hebe
                                         Title:  President

                                      OSHKOSH TRUCK CORPORATION



                                      By: /s/ Fred S. Schulte
                                         Name:  Fred S. Schulte
                                         Title:  Chief Financial Officer

                                                                      ANNEX A

                          SERIES A WARRANT TO PURCHASE
                         SHARES OF CLASS B COMMON STOCK
                                       of
                            OSHKOSH TRUCK CORPORATION


        THIS WARRANT WAS ISSUED PURSUANT TO THE ALLIANCE AGREEMENT DATED AS OF JUNE 2, 1995 (THE "ALLIANCE AGREEMENT"), BETWEEN FREIGHTLINER CORPORATION AND OSHKOSH TRUCK CORPORATION. NO TRANSFER MAY OCCUR EXCEPT PURSUANT TO THE TERMS OF THE ALLIANCE AGREEMENT.

        THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. ACCORDINGLY, THIS WARRANT MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED UNLESS IT IS REGISTERED UNDER THE APPROPRIATE SECURITIES LAWS OR SUCH OFFER, SALE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.



    No. WA-1                                 Warrant to Purchase
                                             1,250,000 Class B Common
                                             Shares, par value $.01
                                             per share (subject to
                                             adjustment)


                             Void after June 2, 2002


        For value received, OSHKOSH TRUCK CORPORATION, a Wisconsin corporation ("Oshkosh"), hereby certifies that FREIGHTLINER CORPORATION, or registered assigns (the "Holder"), is entitled, subject to the terms set forth below and to the Alliance Agreement, to purchase from Oshkosh, 1,250,000 shares of Class B Common Stock, par value $.01 per share, of Oshkosh ("Class B Common Stock"), as constituted on June 2, 1995 (the "Warrant Issue Date"), on or after the first anniversary of the Warrant Issue Date and prior to the expiration of this Warrant as provided below, upon surrender hereof at the principal office of Oshkosh referred to below, with the Notice of Exercise attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States as hereinafter provided at the per share price of $16.50 (the "Exercise Price"). The number, character and Exercise Price of such shares of Class B Common Stock are subject to adjustment as provided below. The term "Warrant" as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein. This Warrant is registered and its transfer may be registered upon the books maintained for that purpose by Oshkosh by delivery of this Warrant duly endorsed.

        Terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Alliance Agreement.

        1. Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on June 2, 1996 and ending at 5:00 p.m., Eastern time, on the date seven years after the Warrant Issue Date, and shall be void thereafter.

        2.   Exercise of Warrant.

             2.1. Method. The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, at any time, or from time to time, during the term hereof as described in Section 1 above by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed by the Holder at the principal executive office of Oshkosh at 2307 Oregon Street, Oshkosh, Wisconsin 54903-2566 (or such other office or agency of Oshkosh as it may designate by notice in writing to the Holder), upon payment in cash or by wire transfer to a bank account designated by Oshkosh or by a certified or cashier's check of the aggregate Exercise Price of the shares to be purchased; provided, however, that, in lieu of cash, such Holder may pay such Exercise Price by exchanging shares of Class B Common Stock having an aggregate Market Price equal to the aggregate Exercise Price or by reducing the number of shares of Class B Common Stock such Holder would otherwise be entitled to upon such exercise by a number of shares of Class B Common Stock having an aggregate Market Price equal to the aggregate Exercise Price.

             2.2. Effect. This Warrant shall be deemed to have been exercised at the time of its surrender for exercise together with full payment as provided above, and the Person entitled to receive the shares of Class B Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares at and after such time. As promptly as practicable on or after such date Oshkosh at its expense shall issue to the Person entitled to receive the same a certificate for the number of shares of Class B Common Stock issuable upon such exercise. If this Warrant is exercised in part, Oshkosh at its expense will execute and deliver a new Warrant exercisable for the number of shares for which this Warrant may then be exercised. Oshkosh shall not be required to pay any stamp or other tax or other governmental charge required to be paid in connection with any transfer involved in the issuance of Class B Common Stock; and in the event that any such transfer is involved, Oshkosh shall not be required to issue or deliver any shares of Class B Common Stock until such tax or other charge shall have been paid or it has been established to the Company's reasonable satisfaction that no such tax or other charge is due.

             2.3. Holder Not a Shareholder. The Holder shall neither be entitled to vote nor receive dividends nor be deemed the holder of Class B Common Stock or any other securities of Oshkosh that may at any time be issuable on the exercise hereof for any purpose until the Warrant has been exercised for shares of Class B Common Stock as provided in this Section 2; provided, however, that the Holder shall be treated as the beneficial owner of the shares issuable upon exercise of the Warrant for purposes of determining Freightliner's compliance with its commitment to maintain a beneficial ownership level below the Standstill Percentage.

             2.4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares of Class B Common Stock shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, Oshkosh shall make a cash payment equal to the Exercise Price multiplied by such fraction.

        3.   Registered Warrants.

             3.1. Series. This Warrant is one of a series of Warrants, designated as Series A, which are identical except as to the number of shares of Class B Common Stock purchasable and as to any restriction on the transfer thereof in order to comply with the Securities Act of 1933, as amended (the "Act"), and the regulations of the Securities and Exchange Commission promulgated thereunder or state securities or blue sky laws. Such Warrants are referred to herein collectively as the "Warrants."

             3.2. Record Ownership. Oshkosh shall maintain a register of the Holders of the Warrants (the "Register") showing their names and addresses and the serial numbers and number of shares of Class B Common Stock purchasable, issued to or transferred of record by them from time to time. The Register may be maintained in electronic, magnetic or other computerized form. Oshkosh may treat the person named as the Holder of this Warrant in the Register as the sole owner of this Warrant. The Holder of this Warrant is the person exclusively entitled to receive notifications with respect to this Warrant, exercise it to purchase shares of Class B Common Stock and otherwise exercise all of the rights and powers as the absolute owner hereof.

             3.3. Registration of Transfer. To the extent permitted under the Alliance Agreement, transfers of this Warrant may be registered on the Register. Transfers shall be registered when this Warrant is presented to Oshkosh duly endorsed with a request to register the transfer hereof in accordance with the terms of the Alliance Agreement. When this Warrant is presented for transfer and duly transferred hereunder, it shall be cancelled and a new Warrant showing the name of the transferee as the Holder thereof shall be issued in lieu hereof. No transfer of this Warrant may take place except in accordance with the terms of the Alliance Agreement.

             3.4. Worn and Lost Warrants. If this Warrant becomes worn, defaced or mutilated but is still substantially intact and recognizable, Oshkosh or its agent may issue a new Warrant in lieu hereof upon its surrender. If this Warrant is lost, destroyed or wrongfully taken, Oshkosh shall issue a new Warrant in place of the original Warrant if the Holder so requests by written notice to Oshkosh and the Holder has delivered to Oshkosh an indemnity agreement reasonably satisfactory to Oshkosh with an affidavit of the Holder that this Warrant has been lost, destroyed or wrongfully taken.

             3.5. Restrictions on Transfer. (a) This Warrant and the Class B Common Stock issuable upon the exercise hereof have not been registered under the Act and therefore this Warrant and the Class B Common Stock issuable upon the exercise of this Warrant may not be offered for sale, sold or otherwise transferred unless such offer, sale or other transfer is registered pursuant to the Act and is otherwise registered under the appropriate state securities or Blue Sky laws or such transfer is exempt from such registration. This Warrant does not obligate Oshkosh to register the Warrant or Class B Common Stock issuable upon the exercise hereof under the Act or any other law. Certificates representing Class B Common Stock issuable upon the exercise of this Warrant may bear an appropriate legend to the effect set forth in this Section 3.5(a).

             (b) No transfer of this Warrant or the Class B Common Stock issuable upon the exercise hereof may be made except in accordance with the terms of the Alliance Agreement.

             3.6. Warrant Agent. Oshkosh may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Register, issuing Class B Common Stock or other securities then issuable upon the exercise of this Warrant, exchanging or transferring this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or transfer, as the case may be, shall be made at the office of such agent.

        4. Reservation of Stock. Oshkosh covenants that, during the term this Warrant is exercisable, Oshkosh will reserve from its authorized and unissued Class B Common Stock or Class B Common Stock held in Treasury a sufficient number of shares to provide for the issuance of Class B Common Stock upon the exercise of this Warrant. Oshkosh further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant, upon exercise of the rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be duly authorized, validly issued, fully paid and non-assessable (except for statutory liability under Section 180.0622(2)(b) of the Wisconsin Business Corporation Law). Oshkosh agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Class B Common Stock upon the exercise of this Warrant.

        5.   Effects of Certain Events.

             5.1. Class B Common Stock Dividends, Subdivisions or Combinations. In case Oshkosh shall (A) pay or make a dividend or other distribution to all holders of its Class B Common Stock in shares of its Class B Common Stock, (B) subdivide, split or reclassify the outstanding shares of its Class B Common Stock into a larger number of shares or (C) combine or reclassify the outstanding shares of its Class B Common Stock into a smaller number of shares, the Exercise Price in effect and the number of shares of Class B Common Stock issuable upon exercise hereof, in each case immediately prior thereto shall be adjusted so that the Holder of this Warrant shall thereafter be entitled to receive upon the exercise of this Warrant, the number of shares of Class B Common Stock which such Holder would have owned and been entitled to receive had such Warrant been exercised immediately prior to the happening of any of the events described above or, in the case of a stock dividend or other distribution, prior to the record date for determination of shareholders entitled thereto. An adjustment made pursuant to this Section 5.1 shall become effective immediately after such record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, split, combination or reclassification.

             5.2. Distributions of Assets or Securities Other Than Class B Common Stock. In case Oshkosh shall, by dividend or otherwise, distribute to all holders of its Class B Common Stock shares of any of its capital stock (other than Class B Common Stock), rights or warrants to purchase any of its securities (other than those referred to in Section 5.3 below and other than rights issued under a Company stockholder rights plan), cash (other than any regular quarterly dividend which the Board of Directors of Oshkosh declares in the ordinary course of business), other assets or evidences of its indebtedness, then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the date of such dividend or distribution by a fraction, of which the numerator shall be the Average Market Price per share of Class B Common Stock at the record date for determining shareholders entitled to such dividend or distribution less the fair market value (as determined in good faith by the Board of Directors) of the portion of the securities, cash, assets or evidences of indebtedness so distributed applicable to one share of Class B Common Stock, and of which the denominator shall be such Average Market Price per share. An adjustment made pursuant to this Section 5.2 shall become effective immediately after such record date.

             5.3. Below Market Distributions or Issuances. In case Oshkosh shall issue Class B Common Stock (or rights, warrants or other securities convertible into or exchangeable or exercisable for shares of Class B Common Stock) to all holders of Class B Common Stock at a price per share (or having an effective exercise, exchange or conversion price per share) less than the Average Market Price per share of Class B Common Stock at the record date for the determination of shareholders entitled to receive such Class B Common Stock (or rights, warrants or other securities convertible into or exchangeable or exercisable for shares of Class B Common Stock), then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the date of issuance of such Class B Common Stock (or rights, warrants or other securities) by a fraction, the numerator of which shall be the sum of (A) the number of shares of Class B Common Stock outstanding on the date of such issuance (without giving effect to any such issuance) and (B) the number of shares which the aggregate consideration receivable by Oshkosh for the total number of shares of Class B Common Stock so issued (or into or for which such rights, warrants or other securities are convertible, exchangeable or exercisable) would purchase at such Average Market Price, and the denominator of which shall be the sum of (A) the number of shares of Class B Common Stock outstanding on the date of such issuance (without giving effect to any such issuance) and (B) the number of additional shares of Class B Common Stock so issued (or into or for which such rights, warrants or other securities are convertible, exchangeable or exercisable). An adjustment made pursuant to this Section 5.3 shall become effective immediately after the record date for determination of shareholders entitled to receive or purchase such Class B Common Stock (or rights, warrants or other securities convertible into or exchangeable or exercisable for shares of Class B Common Stock). For purposes of this
   Section 5.3, the issuance of any options, rights or warrants or any shares of Class B Common Stock (whether treasury shares or newly issued shares) pursuant to any employee (including consultants and directors) benefit or stock option or purchase plan or program of Oshkosh shall not be deemed to constitute an issuance of Class B Common Stock or options, rights or warrants to which this Section 5.3 applies. Notwithstanding anything herein to the contrary, no further adjustment to the Exercise Price shall be made (i) upon the issuance or sale of Class B Common Stock upon the exercise of any rights or warrants or (ii) upon the issuance or sale of Class B Common Stock upon conversion or exchange of any convertible securities, if any adjustment in the Exercise Price was made or required to be made upon the issuance or sale of such rights, warrants or securities.

             5.4. Repurchases. In case at any time or from time to time Oshkosh or any subsidiary thereof shall repurchase, by self tender offer or otherwise, any shares of Class B Common Stock of Oshkosh at a weighted average purchase price in excess of the Average Market Price on the business day immediately prior to the earliest of the date of such repurchase, the commencement of an offer to repurchase or the public announcement of either (such date being referred to as the "Determination Date"), the Exercise Price in effect as of such Determination Date shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which shall be (A) the product of (x) the number of shares of Class B Common Stock outstanding on such Determination Date and (y) the Average Market Price of the Class B Common Stock on such Determination Date minus (B) the aggregate purchase price of such repurchase and the denominator of which shall be the product of (x) the number of shares of Class B Common Stock outstanding on such Determination Date minus the number of shares of Class B Common Stock repurchased by Oshkosh or any subsidiary thereof in such repurchase and (y) the Average Market Price of the Class B Common Stock on such Determination Date. An adjustment made pursuant to this Section 5.4 shall become effective immediately after the effective date of such repurchase.

             5.5 Fractional Shares. Notwithstanding any adjustment pursuant to this Article 5 in the number of shares of Class B Common Stock or other securities purchasable upon the exercise of this Warrant, Oshkosh shall not be required to issue fractions of shares of Class B Common Stock or other securities upon exercise of this Warrant or to distribute certificates that evidence fractional shares. In lieu of fractional shares, there shall be paid to the holder of this Warrant at the time the Warrant is exercised as provided herein an amount in cash equal to the same fraction of the current market value of a share of Class B Common Stock or other security.

        6. Certain Reorganizations. In the event of any change, reclassification, conversion, exchange or cancellation of outstanding shares of Class B Common Stock of Oshkosh (other than any reclassification referred to in Section 5.1), whether pursuant to a merger, consolidation, reorganization or otherwise, or the sale or other disposition of all or substantially all of the assets and properties of Oshkosh, this Warrant shall, after such merger, consolidation, reorganization or other transaction, sale or other disposition, be exercisable for the kind and number of shares of stock or other securities, cash or property, of Oshkosh or otherwise, to which the Holder would have been entitled if immediately prior to such event such Holder had exercised this Warrant for Class B Common Stock at the Exercise Price in effect as of the consummation of such event. The provisions of this Section 6 shall similarly apply to successive changes, reclassifications, conversions, exchange or cancellations.

        7. No Impairment. Except as permitted by the Alliance Agreement, Oshkosh will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by Oshkosh, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder hereof against impairment.

        8. Calculation of Adjustments. No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 8 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Warrant shall be made by Oshkosh and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. Anything in this Warrant to the contrary notwithstanding, Oshkosh shall be entitled to make such reductions in the Exercise Price, in addition to those required by this Warrant, as it in its sole discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or a distribution of securities convertible into or exchangeable for stock hereafter made by Oshkosh to its shareholders shall not be taxable.

        9. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this Warrant, Oshkosh at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. Oshkosh shall, upon the written request at any time of the Holder of this Warrant, furnish or cause to be furnished to such Holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Exercise Price at the time in effect, and (iii) the number of shares of Class B Common Stock and the amount, if any, of other property which at the time would be received upon the exercise of this Warrant.

        10.  Notices.

             10.1. Dilutive Events. In the event that Oshkosh shall propose at any time:

             (1) to declare any dividend (other than regular quarterly cash dividends in the ordinary course of business) or distribution upon its Class B Common Stock;

             (2) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; or

             (3) to effect any transaction of the type described in Section 6 hereof involving a change in the Class B Common Stock;

   then, in connection with each such event, Oshkosh shall send to the Holders of this Warrant:

             (A) at least 15 days' prior written notice of the date on which a record shall be taken for such dividend or distribution (and specifying the date on which the holders of Class B Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (1) and (2) above; and

             (B) in the case of the matters referred to in (3) above, at least 20 days' prior written notice of the date when the same shall take place (and specifying the time on which the holders of Class B Common Stock shall be entitled to exchange their Class B Common Stock for securities, cash or other property deliverable upon the occurrence of such event).

             10.2. Dissolution; Liquidation. In the event of any voluntary or involuntary dissolution, liquidation or winding up of Oshkosh, Oshkosh shall send to the Holder of this Warrant at least 20 days' prior written notice thereof.

             10.3. Repurchase Programs. Oshkosh shall send written notice immediately upon any public announcement with respect to an open market repurchase program, any self tender offer for shares of Class B Common Stock and any other repurchase other than a repurchase of stock of an employee or consultant pursuant to any benefit plan or agreement.

        11. Amendments. This Warrant may not be amended without the prior written consent of the Holder.

        12. Additional Definition. As used herein, the term "Average Market Price" shall mean the average of the Market Prices for the 20 consecutive trading days immediately preceding the date in question.

        13. Notices. Any notice, certificate or other communication which is required or convenient under the terms of this Warrant shall be duly given if it is in writing and delivered in person or mailed by first class mail, postage prepaid, and directed to the Holder of the Warrant at its address as it appears on the Register or if to Oshkosh to its principal executive offices. The time when such notice is sent shall be the time of the giving of the notice.

        14. Time. Where this Warrant provides for a payment or performance on a Saturday or Sunday or a public holiday in the State of Wisconsin or the State of Oregon, such payment or performance may be made on the next succeeding business day, without liability of Oshkosh for interest on any such payment.

        15. Rules of Construction. In this Warrant, unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular, and words of the masculine gender include the feminine and the neuter, and when the sense so indicates, words of the neuter gender may refer to any gender. The numbers and titles of sections contained in this Warrant are inserted for convenience of reference only, and they neither form a part of this Warrant nor are they to be used in the construction or interpretation hereof.

        16. Governing Law. This Warrant shall be construed in accordance with and governed by the law of the State of Wisconsin.

        IN WITNESS WHEREOF, Oshkosh has caused this Warrant to be executed by its officer thereto duly authorized.

                                      OSHKOSH TRUCK CORPORATION


                                      By:
                                         Name:
                                         Title:

                              ASSIGNMENT OF WARRANT


             The undersigned hereby sell(s) and assign(s) and transfer(s) unto ___________________________________________________________
   ____________________________________________________________________
                   (name, address and SSN or EIN of assignee) rights to purchase _______________ shares of Class B Common Stock pursuant to this Warrant.



   Date:                            Sign:
                                (Signature must conform in all respects to
                                 name of Holder shown on face of Warrant)


   Signature Guaranteed:


                                    _________________________________________
                                             Name of Assignee

                                    _________________________________________
                                                  Street

                                    _________________________________________
                                             City, State, ZIP

                                    _________________________________________
                                          SSN or EIN of Assignee

                               NOTICE OF EXERCISE

           [To be completed and signed only upon exercise of Warrant]

        The undersigned, the Holder of this Warrant, hereby irrevocably elects to exercise the right to purchase Class B Common Stock, par value $.01 per share, of Oshkosh Truck Corporation, as follows:


                            _______________________________________________
                               (whole number of Warrants exercised)


                                            Dollars ($                      )
                       (number of Warrants exercised times Exercise Price)


                                             Shares (                       )


                                            Dollars ($                      )
                              (number of shares and Market Price of
                                Common Stock in cashless exercise)

   [Signature must be       __________________________________________
   guaranteed if name of      (name of holder of shares if different
   holder of shares differs          than Holder of Warrant)
   from registered Holder
   of Warrant]              __________________________________________
                            (address of holder of shares if different
                                than address of Holder of Warrant)

                            __________________________________________
                          (Social Security or EIN of holder of shares if
                                different than Holder of Warrant)


   Date:___________     Sign:_____________________________________________
                        (Signature must conform in all respects to name of
                              Holder shown on face of this Warrant)

   Signature Guaranteed:

                                                                      ANNEX B


                              J. Peter Mosling, Jr.
                               Stephen P. Mosling
                                  P.O. Box 2566
                                Oshkosh, WI 54903



                                  June 2, 1995


   Freightliner Corporation
   4747 North Channel Avenue
   Portland, Oregon  97217-7699

   Oshkosh Truck Corporation
   2307 Oregon Street
   Oshkosh, Wisconsin 54903-2566

         Re: Alliance Agreement dated June 2,1995

   Gentlemen:

          The undersigned are the legal and beneficial owners of 240,706 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), of Oshkosh Truck Corporation, a Wisconsin corporation ("Oshkosh"). This letter confirms certain agreements of the undersigned made in order to induce Freightliner Corporation, a Delaware corporation ("Freightliner"), to enter into the above-referenced Alliance Agreement with Oshkosh (the "Alliance Agreement").

          Accordingly, except as otherwise provided in this letter, we hereby unconditionally agree that we will not sell, transfer, pledge, hypothecate or otherwise dispose of any shares of Class A Common Stock that we legally or beneficially own. In lieu of any such sale, transfer, pledge, hypothecation or other disposition, we will surrender any such shares which we desire to transfer to Oshkosh to be exchanged on a one share for one share basis for shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), of Oshkosh, whether pursuant to contract with Oshkosh or pursuant to an amended Oshkosh Articles of Incorporation entitling the Class A Common Stock to convert as of right into Class B Common Stock. Notwithstanding the foregoing, we hereby unconditionally agree that we will not exchange any shares of Class A Common Stock for Class B Common Stock if, following such exchange, we would not, in the aggregate, own a majority of the Class A Common Stock outstanding on a fully diluted basis.


          Individually, J. Peter Mosling, Jr. and Stephen P. Mosling may transfer shares of Class A Common Stock (including transfers by reason of the death of either of them) to Permitted Transferees (as defined in the Alliance Agreement). Either of them may retain the right to vote any such shares when transferred (except for a transfer on death) and, to the extent permitted by law and the bylaws of Oshkosh, may transfer or assign such voting rights to each other. Any transferee shall agree in writing at the time of transfer that he, she or it accepts such transfer subject to the restrictions of this Agreement.

          Individually, J. Peter Mosling, Jr. and Stephen P. Mosling are parties to a certain letter agreement with R. Eugene Goodson, dated June 25, 1990. Under the terms of this letter agreement, Mr. Goodson may exchange shares of Class B Common Stock of Oshkosh which he then owns for shares of Class A Common Stock which Messrs. Mosling then own, up to such point as Mr. Goodson then owns one-third of the total of the shares of
   Class A Common Stock then owned directly by Messrs. Mosling.   Such
   exchanges shall be permitted but all such shares of Class A Common Stock acquired by Mr. Goodson as a result of such exchanges shall be subject to the restrictions of this Agreement.

          By its acknowledgment and acceptance below, Oshkosh agrees that it will accept our shares of Class A Common Stock in exchange for shares of Class B Common Stock on a contractual basis pending an amendment of the Oshkosh Articles of Incorporation to provide that shares of Class A Common Stock may be converted into shares of Class B Common Stock at the option of the holder thereof. Oshkosh further agrees that it will undertake on a reasonable and timely basis to seek to obtain the necessary approvals required to implement such amendment to the Oshkosh Articles of Incorporation.

             Oshkosh further agrees that it will not permit any registration of transfer of shares of Class A Common Stock made in violation of the commitment contained in this letter and all of the parties to this letter agreement agree that damages would be an inadequate remedy for any breach or threatened breach hereof and that accordingly any of the parties shall be entitled to equitable relief, including an injunction or an order of specific performance, against any breach or threatened breach of this letter agreement.

             The restrictions and obligations set forth in this letter shall expire (i) upon termination of the Alliance Agreement if Freightliner shall not have theretofore exercised the Warrants (as defined in the Alliance Agreement) or (ii) at such time thereafter as Freightliner shall beneficially own less than five percent (5%) of the outstanding shares of Class B Common Stock.


                                      Sincerely,




    J. Peter Mosling, Jr.                 Stephen P. Mosling




    R. Eugene Goodson




   Accepted and Agreed:


   OSHKOSH TRUCK CORPORATION


   By:
      Name:
      Title:



   FREIGHTLINER CORPORATION

   By:
      Name:
      Title:

                                                                      ANNEX C

                               REGISTRATION RIGHTS

        SECTION 1. Demand Registration. (a) Subject to and in accordance with the Alliance Agreement, Freightliner may at any time request Oshkosh, in writing, to register under the Securities Act any or all of the shares of Class B Common Stock and any or all of the Warrants to purchase Class B Common Stock, in each case acquired from Oshkosh and owned by Freightliner (or any securities issued or issuable in respect of the Warrants or the Class B Common Stock, by dividend, recapitalization, reclassification, merger or otherwise) (the "Registrable Securities"). Oshkosh shall use its reasonable best efforts to cause the number of Registrable Securities specified in such request to be registered as soon as reasonably practicable so as to permit the sale thereof in accordance with the manner of distribution specified in such request, and in connection therewith shall prepare and file as promptly as practicable with the SEC a registration statement under the Securities Act to effect such registration on such appropriate form as Oshkosh shall reasonably determine, provided that each such request shall (i) specify the number of Registrable Securities intended to be offered and sold; (ii) express the present intention of Freightliner to offer or cause the offering of such number of Registrable Securities for distribution; (iii) describe the nature or method of the proposed offer and sale thereof, including the plan of distribution therefor (including, but not limited to, unless Oshkosh shall otherwise agree, no more than one offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule to similar effect) promulgated under the Securities Act (a "Rule 415 Offering") provided, however that such plan of distribution must be an underwritten public offering if the Registrable Securities intended to be offered and sold constitute shares of Class B Common Stock constituting in excess of three percent (3%) of the then outstanding shares of Class B Common Stock or Warrants to acquire shares of Class B Common Stock exercisable to acquire such amount of Class B Common Stock; (iv) cover an aggregate number of Registrable Securities equal to not less than 100,000 shares of Class B Common Stock (or warrants exercisable for not less than 100,000 shares of Common Stock); (v) not be made less than one year after the effective date of any other registration statement filed under this
   Section 1, less than one year after the effective date of any other registration statement filed under Section 2 in connection with which Freightliner sold or had the opportunity to sell Registrable Securities or less than 6 months after the effective date of any other registration statement filed by Oshkosh relating to an underwritten offering for cash of any of its equity securities; and (vi) contain the undertaking of Freightliner to provide all such information and materials and take all such action as may be required in order to permit Oshkosh to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such registration statement. The obligation of Oshkosh to register any Registrable Securities on demand in accordance with this Section 1 shall expire (A) after Oshkosh has filed registration statements by reason of such demands on three separate occasions; provided, that a registration statement shall not be deemed to have been filed if it fails to become effective for any reason other than the failure by Freightliner to proceed with the offer and sale of Registrable Securities pursuant to its request delivered under this
   Section 1 or, if after becoming effective, it shall be subject to a stop order, injunction or other governmental action restricting distribution thereunder prior to the completion of the sale of any Registrable Securities thereunder, other than due to any such action resulting from action taken by Freightliner; or (B) if earlier, such time after expiration of the Alliance Agreement after the Warrants have been exercised or have expired if Freightliner then beneficially owns less than ten percent (10%) of the outstanding Class B Common Stock and a period of at least two years has expired after the last exercise of any Warrants.

             (b) The obligation of Oshkosh to use its reasonable best efforts to cause the Registrable Securities to be registered under the Securities Act is subject to the limitation that Oshkosh shall be entitled to postpone for a reasonable period of time, but not more than four months, the filing of any registration statement otherwise required to be prepared and filed by it pursuant hereto, the effectiveness of a registration statement therefore filed by it or sales pursuant to an effective registration statement if, Oshkosh, based on advice of counsel, determines, in its reasonable judgment exercised in good faith, that such registration and/or sale (i) would interfere with any financing, acquisition, corporate reorganization or other material transaction involving Oshkosh or (ii) would require the disclosure of material information, which disclosure could materially and adversely affect Oshkosh, and, in either case, promptly gives written notice of such determination. If Oshkosh shall so postpone the filing of a registration statement, Freightliner shall have the right to withdraw the request for registration by giving written notice to Oshkosh within thirty calendar days after receipt of the notice of postponement. After the expiration of any 4-month postponement period, Oshkosh will allow, during the immediate succeeding 4-month period, the filing and effectiveness of a registration statement and sales thereunder for a demand registration under this
   Section 1. Upon receipt of any notice from Oshkosh of the happening of any event of the kind described in the first sentence of this Section 1(b), Freightliner will forthwith discontinue the disposition of its Registrable Securities pursuant to the registration statement until further notice from Oshkosh.

             (c) In connection with any offering pursuant to this Section 1 that is an underwritten offering, Oshkosh shall be entitled to include in such registration equity securities to be sold for the account of Oshkosh or any shareholder of Oshkosh; provided, however, that if the managing underwriters for such offering advise that the inclusion of all securities sought to be registered may interfere with an orderly sale and distribution or may materially adversely affect the price of such offering, the securities to be registered shall be included in such registration in accordance with the following priorities: first, all securities to be sold for the account of Freightliner, second, all securities to be sold for the account of other shareholders who have priority rights to registration, up to the limit specified by the managing underwriters, third, all securities to be sold for the account of Oshkosh, up to the limit specified by the managing underwriters and fourth, all other securities to be sold for the account of other shareholders, up to the limit specified by the managing underwriters.

             (d) The managing underwriter of any underwritten offering pursuant to this Section 1 shall be mutually acceptable to Oshkosh and Freightliner.

        SECTION 2. Piggyback Registration. (a) If Oshkosh shall, at any time and from time to time prior to such time as Oshkosh's obligations under Section 1 have expired, propose the registration under the Securities Act of an underwritten offering for cash of any of its equity securities, whether for the account of Oshkosh or another shareholder, Oshkosh shall give written notice as promptly as possible of such proposed registration to Freightliner and will use its best efforts to include in such registration the sale of such number of shares of Class B Common Stock that are Registrable Securities as Freightliner shall request that Freightliner is entitled to transfer under the Alliance Agreement, within 14 days after the giving of such notice, upon the same terms (including the method of distribution) as such offering; provided that: (i) Oshkosh shall not be required to give notice or include any such Registrable Securities in any such registration if the proposed registration is primarily (A) a registration of a stock option or compensation plan or of securities issued or issuable pursuant to any such plan or (B) a registration of securities proposed to be issued in exchange for securities or assets of, or in connection with a merger or consolidation with, another corporation; (ii) the offering of any such Registrable Securities shall be in conformity with this Annex C; and (iii) Oshkosh may at any time prior to the effectiveness of any such registration statement, in its sole discretion and without the consent of Freightliner, withdraw such registration statement and abandon the proposed offering in which Freightliner had requested to participate.

             (b) In connection with any offering pursuant to Section 2, if the managing underwriters for such offering advise that the inclusion of all securities sought to be registered may interfere with an orderly sale and distribution or may materially adversely affect the price of such offering, the securities to be registered shall be included in such registration in accordance with the following priorities: first, all securities to be sold for the account of Oshkosh, second, all securities to be sold for the account of any other shareholder who has the right to demand registration in connection with the sale of any securities and has requested such registration with respect to the registration statement at issue, third, all securities to be sold for the account of Freightliner, up to the limit specified by the managing underwriters and fourth all other securities to be sold for the account of other shareholders, up to the limit specified by the managing underwriters.

             (c)  If there is an offering of the type described in this
   Section 2, then, whether or nor Freightliner had the ability to register any Registrable Securities in connection with the offering and notwithstanding any other provisions of the Alliance Agreement (including this Annex C), Freightliner shall not transfer any Registrable Securities during the period commencing 7 days before the effectiveness of such offering and ending 3 months after completion of such offering.

             (d) The managing underwriter of any underwritten offering pursuant to this Section 2 shall be selected by Oshkosh.

        SECTION 3. Incidental Obligations. In connection with any offering of Registrable Securities registered pursuant to this Annex C, Oshkosh shall (i) furnish to Freightliner such number of copies of any prospectus (including any preliminary prospectus) as it may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold, but only while Oshkosh shall be required under the provisions hereof to cause the registration statement to remain current, and (ii) take such action as shall be necessary to qualify the Registrable Securities covered by such registration under state securities laws for offer and sale as Freightliner shall request; provided that Oshkosh shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it shall not be then qualified or to file any general consent to service of process. In connection with any offering of Registrable Securities registered pursuant to this Annex C, Oshkosh shall (A) furnish, at Oshkosh' expense, unlegended certificates representing ownership of the Registrable Securities being sold in such denominations as shall be requested and (B) instruct the transfer agent and registrar of the Oshkosh Common Stock to release any stop transfer orders with respect to the Registrable Securities being sold. Upon any registration becoming effective pursuant to this Annex C, Oshkosh shall use its reasonable best efforts to keep such registration statement current for a period of ninety calendar days following its effective date (or until earlier completion of the distribution contemplated thereby) except that with respect to a Rule 415 Offering Oshkosh shall use its best efforts to keep such registration statement current and effective for a period of one hundred eighty calendar days following its effective date. Oshkosh will otherwise use its best efforts to ensure that any offering pursuant to this Annex C complies with all applicable law and regulation, including any applicable listing agreement for Oshkosh's securities and shall furnish such other information and documents as the Shareholder Representative may reasonably request in connection therewith, and Freightliner will cooperate with Oshkosh and furnish such information as Oshkosh may reasonably request in connection therewith.

        SECTION 4. Registration Expenses. In connection with any registration pursuant to this Annex C, Oshkosh will pay all SEC and Blue Sky registration and filing fees, underwriting discounts and commissions in respect of securities to be sold by Oshkosh, printing expenses, fees and disbursements of legal counsel for Oshkosh and Blue Sky counsel, transfer agents' and registrar's fees and fees and disbursements of any public accountants used by Oshkosh in connection with such registration (excluding the underwriting discounts in respect of securities to be sold by Oshkosh, the "Registration Expenses"); provided, however, that Freightliner, and not Oshkosh, shall be obligated to pay all such Registration Expenses in connection with a demand registration made pursuant to Section 1 of this Annex C in which Freightliner seeks to register less than 5% of the outstanding number of shares of Oshkosh Common Stock on a fully diluted basis. In addition to, and not in limitation of, the foregoing, Freightliner shall pay all of its own expenses, including underwriting discounts and transfer taxes in respect of securities to be sold by it and fees and disbursements of Freightliner's counsel.

        SECTION 5. Indemnification, Contribution, Underwriting Agreement. In connection with any offering pursuant to this Annex C, Oshkosh and/or Freightliner, as the case may be, will enter into an underwriting agreement (and any related agreements) with the underwriters for the offering on customary terms. In connection with any offering pursuant to this Annex C, Oshkosh and Freightliner will enter into indemnification and contribution agreements on customary terms, providing, among other things, that Freightliner will indemnify and hold harmless Oshkosh in respect of any information concerning Freightliner contained in the registration statement supplied in writing by Freightliner, and Oshkosh will indemnify and hold harmless Freightliner in respect of any other information contained in the registration statement or any failure of the registration statement to comply with applicable law. In each case, any dispute as to what provisions are customary will be determined by counsel for the managing underwriter for the offering.

        SECTION 6. Transferability. Freightliner may not transfer its rights under this Annex C, in whole or in part, to any transferee of any Registrable Securities.